Exhibit 10(a)


     ______________________________________________________________________


                     COMMERCIAL LOAN AND SECURITY AGREEMENT

                                  by and among

                             TRANS-LUX CORPORATION
                                (the "Borrower")

                                 PEOPLE'S BANK
                              THE BANK OF NEW YORK
             (collectively, "Lenders," and individually a "Lender")

                                      and

                                 PEOPLE'S BANK
                            AS AGENT FOR THE LENDERS
                                   ("Agent")


                               February 12, 2003

     ______________________________________________________________________

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS.................................1
       Section 1.1 Defined Terms...........................................1
       Section 1.2 Terms Generally........................................19

ARTICLE 2 AMOUNTS AND TERMS OF THE LOANS..................................20
       A. THE LOANS.......................................................20
       Section 2.1 Revolving Loan.........................................20
       Section 2.2A Term Loan A...........................................21
       Section 2.2B Term Loan B...........................................22
       Section 2.3 Interest Provisions....................................23
       Section 2.4 Notice and Manner of Borrowing; Conversion or
       Continuation of Interest Rate......................................24
       Section 2.5 Excess Advances........................................26
       B. CERTAIN GENERAL PROVISIONS......................................26
       Section 2.6 Taxes..................................................26
       Section 2.7 Computations...........................................27
       Section 2.8 Additional Payments....................................27
       Section 2.9 Capital Adequacy.......................................28
       Section 2.10 Illegality............................................29
       Section 2.11 Certificate; Protection...............................29
       Section 2.12 Obligations Absolute..................................29
       C. MISCELLANEOUS...................................................30
       Section 2.13 Use of Proceeds.......................................30
       Section 2.14 Termination...........................................30
       Section 2.15 Indemnification.......................................30
       Section 2.16 Termination of Revolving Loans........................31
       Section 2.17 Replacement of Lenders................................31
       D. LETTERS OF CREDIT...............................................32
       Section 2.18 Letters of Credit.....................................32
       Section 2.19 Letter of Credit Participations.......................34

ARTICLE 3 CONDITIONS PRECEDENT............................................36
       Section 3.1 Conditions Precedent to Effectiveness..................36
       Section 3.2 Conditions Precedent to All Revolving Loans............38

ARTICLE 4 REPRESENTATIONS AND WARRANTIES..................................39
       Section 4.1 Incorporation, Good Standing, and Due Qualification....39
       Section 4.2 Corporate Power and Authority..........................39
       Section 4.3 Legally Enforceable Agreement..........................40
       Section 4.4  Financial Statements and Condition; Full Disclosure...40
       Section 4.5 Other Agreements; No Default...........................41
       Section 4.6 Litigation.............................................41

       Section 4.7 No Defaults on Outstanding Judgments or Orders.........41
       Section 4.8 Ownership and Liens Error..............................41
       Section 4.9 Subsidiaries...........................................42
       Section 4.10 Operation of Business.................................42
       Section 4.11 Taxes.................................................42
       Section 4.12 Indebtedness..........................................42
       Section 4.13 Capital Stock.........................................42
       Section 4.14 Margin Securities.....................................42
       Section 4.15 Fiscal Year...........................................43
       Section 4.16 No Broker's Fees......................................43
       Section 4.17  Governmental Consents and Regulatory Approvals.......43
       Section 4.18 Eligible Accounts Receivable..........................43
       Section 4.19 Environmental Compliance..............................43
       Section 4.20 Compliance with Laws..................................44
       Section 4.21 Events of Default.....................................44
       Section 4.22 Union Contracts.......................................44
       Section 4.23 ERISA.................................................44
       Section 4.24 Offices...............................................44

ARTICLE 5 AFFIRMATIVE COVENANTS...........................................45
       Section 5.1 Maintenance of Existence...............................45
       Section 5.2 Maintenance of Records.................................45
       Section 5.3 Maintenance of Properties..............................45
       Section 5.4 Conduct of Business....................................45
       Section 5.5 Maintenance of Insurance...............................45
       Section 5.6 Compliance With Laws...................................46
       Section 5.7 Right of Inspection....................................46
       Section 5.8 Reporting Requirements.................................46
       Section 5.9 Eligible Accounts Receivable...........................48
       Section 5.10 Collateral............................................48
       Section 5.11 Defend Collateral.....................................48
       Section 5.12 Environmental Covenants...............................48
       Section 5.13 Operating Accounts....................................49
       Section 5.14 Permitted Acquisitions................................49
       Section 5.15 Notice of Certain Events..............................50
       Section 5.16 Audit by Lenders......................................50
       Section 5.17 Payment of Principal Interest and Fees................50
       Section 5.18 Transaction Expenses..................................51

ARTICLE 6 NEGATIVE COVENANTS..............................................51
       Section 6.1 Liens..................................................51
       Section 6.2 Debt...................................................52
       Section 6.3 Mergers, Etc...........................................52
       Section 6.4 Leases.................................................52
       Section 6.5 Sale and Leaseback.....................................52

       Section 6.6 Sale of Assets.........................................52
       Section 6.7 Contingent Liabilities.................................52
       Section 6.8 Subsidiaries...........................................53
       Section 6.9 Fiscal Year............................................53
       Section 6.10 Accounting Methods....................................53
       Section 6.11 Inventory Locations...................................53
       Section 6.12 Name Changes..........................................53
       Section 6.13 Prohibited Transfers..................................53
       Section 6.14 Jurisdiction..........................................53

ARTICLE 7 FINANCIAL COVENANTS.............................................54
       Section 7.1 Minimum Fixed Charge Coverage Ratio....................54
       Section 7.2 Minimum Tangible Net Worth.............................54
       Section 7.3 Maximum Total Funded Debt Ratio........................54
       Section 7.4 Maximum Leverage Ratio.................................54
       Section 7.5 Certain Financial Terms................................54

ARTICLE 8 GRANT OF COLLATERAL.............................................56
       Section 8.1 Grant of Security Interest.............................56
       Section 8.2 The Mortgage...........................................57
       Section 8.3 Lenders' Rights........................................57
       Section 8.4 Lenders' Appointment as Attorney-in-fact...............58

ARTICLE 9 EVENTS OF DEFAULT...............................................58
       Section 9.1 Events of Default......................................58

ARTICLE 10 THE AGENT......................................................61
       Section 10.1 Appointment...........................................61
       Section 10.2 Nature of Duties......................................61
       Section 10.3 Lack of Reliance on the Agent.........................61
       Section 10.4 Certain Rights of the Agent...........................62
       Section 10.5 Reliance..............................................62
       Section 10.6 Indemnification.......................................62
       Section 10.7 The Agent in its Individual Capacity..................63
       Section 10.8 Resignation...........................................63

ARTICLE 11 GENERAL PROVISIONS.............................................64
       Section 11.1 Amendments............................................64
       Section 11.2 Notices...............................................64
       Section 11.3 No Waiver; Remedies...................................65
       Section 11.4 Successors and Assigns................................65
       Section 11.5 Costs, Expenses, and Taxes; Indemnification...........67
       Section 11.6 Right of Setoff.......................................68
       Section 11.7 Cross-Collateralization...............................69
       Section 11.8 Governing Law; Jurisdiction...........................69

       Section 11.9 Entire Agreement; Severability of Provisions..........70
       Section 11.10 Estoppel Certificates................................70
       Section 11.11 Waiver of Jury Trial and Consequential Damages.......70
       Section 11.12 Replacement of the Note..............................72
       Section 11.13 Survival of Representations and Warranties...........72
       Section 11.14 Further Assurances...................................72
       Section 11.15 Construction.........................................72
       Section 11.16 Captions.............................................72
       Section 11.17 Counterparts.........................................72
       Section 11.18 Maximum Rate of Interest.............................72
       Section 11.19 Domicile of Loans....................................73
       Section 11.20 Register.............................................73
       Section 11.21 Confidentiality......................................74

Exhibit A-1    --   Commercial Revolving Loan Promissory Note
Exhibit A-2    --   Commercial Revolving Loan Promissory Note
Exhibit B-1    --   Term Loan A Promissory Note
Exhibit B-2    --   Term Loan A Promissory Note
Exhibit C-1    --   Term Loan B Promissory Note
Exhibit C-2    --   Term Loan B Promissory Note
Exhibit D      --   Certificate of Compliance
Exhibit E      --   Unlimited Guaranty
Exhibit F      --   Borrowing Base Certificate
Exhibit G      --   Power of Attorney

Schedule 1     --   Guarantors
Schedule 2     --   Commitments

Schedule 4.4   --   Outstanding Debt of Borrower and Guarantors
Schedule 4.6   --   Litigation
Schedule 4.8   --   Liens
Schedule 4.9   --   Subsidiaries
Schedule 4.13  --   Capital Stock of Guarantors
Schedule 4.19  --   Environmental Compliance
Schedule 4.22  --   Union Contracts
Schedule 4.23  --   ERISA
Schedule 4.24  --   Offices
Schedule 6.1(e)--   Permitted Liens
Schedule 6.4   --   Leases
Schedule 6.6   --   Sale of Assets
Schedule 9.1(5)     Waived Indebtedness

      THIS COMMERCIAL LOAN AND SECURITY AGREEMENT (the "Agreement"), dated February 12, 2003 is entered into by and among TRANS-LUX CORPORATION, a Delaware corporation (the "Borrower"), PEOPLE'S BANK ("People's") and THE BANK OF NEW YORK ("BNY" and together with People's and their respective successors and assigns, the "Lenders" and each individually a "Lender") and PEOPLE'S BANK, a Connecticut state chartered banking corporation with an office at 350 Bedford Street, Stamford, Connecticut 06901, as agent for the Lenders, (hereinafter referred to as the "Agent").

      WHEREAS, the Borrower has requested that Lenders make available to the Borrower (i) a term loan facility in an aggregate maximum principal amount of Seven Million Dollars ($7,000,000) ("Term Loan A"), (ii) a term loan facility in an aggregate maximum principal amount of Ten Million Dollars ($10,000,000) ("Term Loan B"), and (iii) a revolving loan facility in a maximum principal amount at any time outstanding of up to Five Million Dollars ($5,000,000) (the "Revolving Loan Facility") (Term Loan A, Term Loan B and the Revolving Loan Facility are collectively referred to as the "Facilities") of which up to Two Million Five Hundred Thousand Dollars ($2,500,000) may be used for the issuance of commercial letters of credit; and

      WHEREAS, Lenders are willing to make the Facilities available to the Borrower upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Agent and Lenders hereby agree as follows:


                                   ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

      Section 1.1 Defined Terms The following capitalized terms are used in this Agreement with the respective meanings set forth in this Section 1.1. Terms defined in the singular shall have the same meaning when used in the plural, and vice versa.

      "Account Debtor" means any Person who is or may become obligated to the Borrower or any of the Secured Guarantors under, with respect to, or on account of, an Account, Chattel Paper or General Intangible (including a Payment Intangible).

      "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any of the Secured Guarantors.

      "Affiliate" means (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, fifty percent (50%) or more of the Stock having ordinary voting power for the election of directors of the Borrower; (ii) each Person that controls, is controlled by or is under common control with the Borrower or any other Affiliate; or (iii) each of the Borrower's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of the Borrower shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" means People's, in its representative capacity as agent for the Lenders.

      "Agreement" means this Commercial Loan and Security Agreement, as amended, supplemented, or modified and in effect from time to time.

      "Available Amount" means the maximum aggregate amount from time to time that beneficiaries may draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

      "Base Rate" means the interest rate announced by People's from time to time as its prime rate applicable to commercial borrowers and may not be People's lowest or most favorable rate.

      "Base Rate Loan" means any Revolving Loan or principal portion of any other Loan that bears interest with reference to the Base Rate.

      "Base Rate Margin" means the percentage determined in accordance with
Section 2.3(a).

      "Books and Records" means all books, records, board minutes, Contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and Software storage and media devices, accounting books and records, financial statements (accrual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral, the collateral covered by the Guarantor Security Agreement, the Borrower's or any Secured Guarantor's business.

      "Borrower" means Trans-Lux Corporation, a Delaware corporation.

      "Borrowing Base" means, at the relevant time of reference, the amount which is equal to the lesser of (i) 85% of Eligible Accounts Receivable and (ii) the Revolving Loan Commitments.

      "Borrowing Base Certificate" has the meaning set forth in Section 5.8(d).

      "Borrowing Request" has the meaning set forth in Section 2.4(a).

      "Business Day" means a day other than a Saturday, Sunday, or other day on which banks in the States of Connecticut or New York are required or authorized by law to be closed provided, however, that when used in connection with a LIBOR Rate Loan, the term shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

      "Capital Assets" has the meaning set forth in Section 7.5(a).

      "Capital Expenditures" has the meaning set forth in Section 7.5(b).

      "Capital Lease" means any lease of any property (whether real, personal or mixed) by the Borrower or any Guarantor as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of the Borrower or such Guarantor or otherwise would be disclosed as such in a note to such balance sheet.

      "Capital Lease Obligation" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

      "Certificate of Compliance" means a certificate in the form of Exhibit D attached hereto.

      "Certificated Security" means a "certificated security" as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

      "Change of Control" means the merger, consolidation or acquisition of the Borrower by or with a Person not a Subsidiary.

      "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of the Borrower, (iv) the Borrower's ownership or use of any of its assets, or (v) any other aspect of the Borrower's business.

      "Chattel Paper" means all "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

      "Closing Date" means the Business Day on which the conditions precedent set forth in Article 3 have been satisfied or waived, and the initial Revolving Loan has been made.

      "Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Connecticut; provided, that in the event that the Code is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Connecticut, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

      "Collateral" has the meaning set forth in Article 8.

      "Commitment" means any of the commitments of any Lender, either a Term Loan Commitment or a Revolving Loan Commitment.

      "Commitment Fee" means the non-refundable amount of $82,500 payable by the Borrower to the Agent for the account of the Lenders, of which amount $25,000 has already been paid.

      "Commodity Account" means a "commodity account", as such term is defined in the Code, now owned or hereafter held in the name of the Borrower, wherever located.

      "Commodity Contract" means a "commodity contract," as such term is defined in the Code, now owned or hereafter acquired by the Borrower.

      "Contaminant" means any pollutants, hazardous or toxic substances or wastes or contaminated materials including but not limited to oil and oil products, asbestos, asbestos containing materials, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, flammables, explosives, radioactive materials, laboratory wastes, biohazardous wastes, chemicals, elements, compounds or any other materials and substances (including materials, substances or things which are composed of or which have as constituents any of the foregoing substances), which are or may be subject to regulation under, or the Release of which or exposure to which is prohibited, limited or regulated under, any Environmental Law.

      "Contracts" means all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Borrower may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

      "Copyright License" means rights under any written agreement now owned or hereafter acquired by the Borrower granting the right to use any Copyright or Copyright registration.

      "Copyrights" means all of the following now owned or hereafter acquired by the Borrower: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

      "Current Maturities of Long-Term Debt" has the meaning set forth in
Section 7.5(c).

      "Debt" means all Indebtedness, liabilities and Obligations arising under and in any way related to the financing accommodations set forth in this Agreement including, without limitation, the Indebtedness evidenced by the Notes and in respect of or in connection with the Letters of Credit.

      "Default" means an event or condition the occurrence or existence of which, with the lapse of time or the giving of a required notice, or both, would become an Event of Default.

      "Default Rate" means, with respect to any Loan, that rate of interest that is equal to the sum of two percent (2%) plus the rate of interest otherwise applicable to such Loan under the terms of this Agreement.

      "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

      "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of the Borrower.

      "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

      "Dollar" and the sign "$" mean lawful money of the United States of America.

      "EBITDA" has the meaning set forth in Section 7.5(d).

      "Electronic Chattel Paper" means all "electronic chattel paper" as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

      "Eligible Accounts Receivable" means, at the time of calculation, bona fide outstanding Accounts, in which the Lenders have a first priority perfected security interest, and which individually satisfy all of the following requirements:

      (A) It is owing to the Borrower or any of the Secured Guarantors, and is subject to a validly perfected security interest in favor of the Lenders having priority over any and all other liens or encumbrances thereon;

      (B) It arises from the sale or lease of goods by the Borrower or any of the Secured Guarantors or the rendering of services by the Borrower or any of the Secured Guarantors which have been shipped or delivered or billed on account to an Account Debtor on an absolute sale basis and not on consignment, or on a sale or return basis or subject to any other repurchase or return agreement; provided, that in any case (i) no part of the subject goods or services has been returned, rejected, lost or damaged, and (ii) the Account Debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind;

      (C) It is a valid, legally enforceable obligation of the Account Debtor thereunder and is not and may not become subject to any offset, counterclaim or, in the reasonable good faith
                                      -5-
opinion of the Agent, contra or other defense on the part of such Account
Debtor or to any claim on the part of such Account Debtor denying liability thereunder; provided, however, that if it is subject to any such offset, defense, or claim, it shall be ineligible to the extent of such offset, defense or claim;

      (D) It is subject to no lien or security interest whatsoever (including purchase money security interests), except for the security interest of the Lenders hereunder and liens or security interests which have been expressly subordinated to the security interest of the Lenders on terms satisfactory to the Lenders and pursuant to documentation in form and substance satisfactory to the Lenders;

      (E) It is evidenced by an invoice or other proof of delivery in form reasonably acceptable to the Lenders;

      (F) Except as specifically approved in writing by the Lenders, it has not remained unpaid for a period exceeding ninety (90) days after the date of invoice;

      (G) It is not owing from an Account Debtor from whom twenty-five percent (25%) or more of the amounts owing to the Borrower or any Secured Guarantor exceed $50,000, and have remained unpaid for a period exceeding ninety (90) days from the date of invoice;

      (H) It does not arise out of transactions with an employee, officer, director, Affiliate, or Subsidiary of the Borrower;

      (I) It is not owing from an Account Debtor located outside the United States or in any jurisdiction in which the Borrower or any of the Secured Guarantors has not complied with any laws which might restrict the ability of the Borrower or such Secured Guarantor to collect such Accounts;

      (J) It does not arise from a contract containing a prohibition against assigning or granting a security interest therein; and

      (K) It is denominated in Dollars.

      With respect to the Accounts, the Borrower warrants and represents to Lenders that, unless otherwise indicated in writing by the Borrower or any of the Secured Guarantors: (A) they are genuine, are in all respects what they purport to be, are not evidenced by a judgment and are only evidenced by one, if any, executed original instrument, agreement, contract or document, which has been delivered to the Agent; (B) they represent bona fide transactions in accordance with the terms and provisions contained in any documents related thereto; (C) the amounts of the face value shown on any schedule of accounts or accounts receivable aging report provided to the Lenders, and all invoices and statements delivered to the Lenders with respect to any Account, are actually and absolutely owing to the Borrower or any of the Secured Guarantors and are not contingent for any reason; (D) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto, and neither the Borrower nor any Secured Guarantor has made any agreement with any Account Debtor thereunder for any deduction therefrom, except a discount or allowance allowed by the Borrower or any of the Secured Guarantors in the ordinary course of its business for prompt payment or early payment; (E) there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount of the invoice face value with respect to any Eligible Accounts Receivable, and on all contracts, invoices and statements delivered to the Agent with respect thereto; (F) to the best knowledge of the Borrower and the Secured Guarantors, all Account Debtors, under any Eligible Accounts Receivable, (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed, (ii) are solvent, and (iii) are not the subject of a bankruptcy or insolvency proceeding of any kind; (G) the goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any lien, claim, encumbrance or security interest, except those of the Lenders, those terminated prior to the date hereof or those subordinate to the Lenders' security interest; (H) the Borrower and the Secured Guarantors have no knowledge of any fact or circumstance which would materially impair the validity or collectability thereof; (I) to the best knowledge of the Borrower and the Secured Guarantors, there are no proceedings or actions threatened or pending against any Account Debtor thereunder which might result in any material adverse change in the financial condition of such Account Debtor; and (J) they have not been pledged, assigned or transferred to any other Person.

      In the event of any dispute as to whether an Account is or has ceased to be an Eligible Account Receivable, the reasonable credit decision of the Lenders, exercised in good faith, shall control.

      "Eligible Transferee" means and includes a commercial bank, an insurance company, a finance company and a financial institution.

      "Enforcement Action" means any action, proceeding or investigation (administrative or judicial, civil or criminal) instituted or threatened by the U.S. Environmental Protection Agency, or any other federal, state or local governmental agency related to any alleged or actual violation of any Environmental Law with respect to any property owned or leased by the Borrower and/or any business conducted thereon, including, but not limited to, actions seeking remediation, the imposition or enforcement of liability pursuant to any Environmental Law and compliance with any Environmental Law. Enforcement Action shall also include any similar actual or threatened action by any private party pursuant to any Environmental Law.

      "Environmental Laws" means any and all present and future United States federal, state, and local laws, statutes, ordinances, rules, and regulations, relating to protection of human health and the environment from Contaminants including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, as amended (CERCLA), 42 USC S9601 et seq.; the Resource Conservation and Recovery Act, as amended (RCRA), 42 USC S6901 et seq. the Clean Air Act, as amended, 42 USC S7401 et seq.; the Federal Water Pollution Control Act, as amended (including but not limited to as amended by the Clean Water Act), 33 USC S1251 et seq.; the Toxic Substances Control Act, as amended (TSCA), 15 USC S2601 et seq.; the Emergency Planning and Community Right-to-Know Act (also known as SARA Title III), as amended (EPCRA), 42 USC S11001 et seq.; the Safe Drinking Water Act, as amended, -7-

42 USC S300(f) et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended (FIFRA), 7 USC S136 et seq.; the Occupational Safety and Health Act, as amended (OSHA), 29 USC S651 et seq.; the Endangered Species Act, as amended, 16 USC S1531 et seq.; the National Environmental Policy Act, as amended (NEPA), 42 USC S4321 et seq.; the Rivers and Harbors Act of 1899 33 USC S401 et seq.; state and local laws, rules and regulations similar to or addressing similar matters as the foregoing federal laws; laws, rules and regulations governing underground or above-ground storage tanks; laws, rules and regulations imposing liens for response costs or costs of other remediation, whether or not those liens have a higher priority than existing liens; laws, rules and regulations conditioning transfer of property upon a form of negative declaration or other approval of a Governmental Authority of the environmental condition of a property; laws, rules and regulations requiring the disclosure of conditions relating to Contaminants in connection with transfer of title to or interest in property; laws, rules and regulations requiring notifying of any government entity with regard to a Release of any Contaminant; conditions or requirements imposed in connection with any permits; government orders and demands and judicial orders pursuant to any of the foregoing; laws, rules and regulations relating to the Release, use, treatment, storage, disposal, transportation, transfer, generation, processing, production, refining, control, management, or handling of Contaminants; any and all other laws, rules, regulations, guidance, guidelines and common law of any governmental entity relating to the protection of human health or the environment from Contaminants. The reference in this paragraph to state laws specifically includes, but is not limited to, the applicable laws of the State of Connecticut.

      "Equipment" means all "equipment" as such term is defined in the Code, now owned or hereafter acquired by the Borrower, and including, without limitation, machinery, furniture, furnishings, and fixtures, and any and all goods used or bought for use in or being used in the conduct of the Borrower's business which are not included within the definition of Inventory, and all accessions and additions thereto, and replacements therefor.

      "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and all rules, regulations and published interpretations promulgated pursuant thereto, as the same may be supplemented or amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower and which, together with the Borrower, would be treated as a single employer under Section 4001 of ERISA.

      "Event of Default" means any of the events specified in Section 9.1.

      "Facilities" means Loan A, Loan B and Loan C.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded, if necessary, to the next greater 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of such notations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

      "Fees" means the Commitment Fee, the Unused Line Fee, and the Letter of Credit Fees.

      "Financial Asset" means all "financial assets" as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

      "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by the Borrower.

      "GAAP" means, (i) other than as provided below, generally accepted accounting principles in the United States as in effect from time to time, applied on a consistent basis, and (ii) when used in Article 7, whether directly or indirectly through reference to a capitalized term used or defined therein, principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year of the Borrower ended on December 31, 2002.

      "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by the Borrower, including all right, title and interest which the Borrower may now or hereafter have in or under any Contract, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), Uncertificated Securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash Instruments and other property in respect of or in exchange for pledged Stock and Investment Property and rights of indemnification.

      "Goods" means all "goods," as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

      "Goodwill" means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by the Borrower.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

      "Guaranteed Indebtedness" means any obligation of the Borrower or any Guarantor guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including, without limitation, any obligation or arrangement of the Borrower or any Guarantor (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

      "Guarantor Security Agreement" means the Guarantor Security Agreement dated the date hereof by and among the Lenders and the Secured Guarantors.

      "Guarantors" means all of the Subsidiaries listed on Schedule 1 attached hereto.

      "Guaranty" means the Unlimited Guaranty of each of the Guarantors in the form of Exhibit E attached hereto.

      "Head Office" means the office of the Agent located at 350 Bedford Street, Stamford, Connecticut 06901.

      "Health-care Insurance Receivables" means all "healthcare insurance receivables," as such term is defined in the Code, in which Borrower now has an interest or a claim, or hereafter acquires such interest or claim.

      "Indebtedness" of the Borrower or any Guarantor means: (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations; (v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii),
(iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by the Borrower or such Guarantor, even though the Borrower or such Guarantor has not assumed or become liable for the payment of such indebtedness; (vii) the Obligations;
(viii) all liabilities under Title IV of ERISA; and (ix) all indebtedness referred to in clauses (i) through (viii) above of any partnership of which the Borrower or such Guarantor is a general partner.

      "Insolvent" or "Insolvency" means the inability to pay debts as they mature or the fair market value of assets being less than a Person's liabilities.

      "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

      "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

      "Interest Expense" has the meaning set forth in Section 7.5(f).

      "Interest Period" means in the case of any LIBOR Rate Loan, the one, two, three, or six month period selected by the Borrower pursuant to this Agreement. Each Interest Period shall commence on the date such Loan is made or the date of a subsequent interest rate election, as the case may be, and shall end on such date as the Borrower may select in accordance with the above, provided, that:

      (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

      (ii) each Interest Period which commences before and would otherwise end after the Maturity Date, shall end on the Maturity Date; and

      (iii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end, shall (subject to clause (i) above) end on the last day of such calendar month.

      "Inventory" means all "inventory" as such term is defined in the Code, now owned or hereafter acquired by the Borrower or any Secured Guarantor, wherever located.

      "Investment Property" means all "investment property" as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

      "Issuing Lender" means any Lender.

      "L/C Sublimit" means $2,500,000.

      "Lender Default" means (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any borrowing in violation of the requirements of this Agreement or to fund its portion of any unreimbursed payment under Section 2.19 or (ii) a Lender having notified in writing the Agent that such Lender does not intend to comply with its obligations under Sections 2.1, 2.2A or 2.2B.

      "Lender Parties" has the meaning set forth in Section 11.5(b).

      "Lenders" means People's and BNY, and any successors, assigns or holders of all or any part of the Obligations of the Borrower hereunder and under the other Loan Documents.

      "Letter of Credit" means each commercial letter of credit issued by the Issuing Lender for the account of the Borrower pursuant to Section 2.18 for the purchase of goods in the ordinary course of business.

      "Letter of Credit Application" has the meaning set forth in Section
2.18(b).

      "Letter of Credit Fees" has the meaning set forth in Section 2.18(f).

      "Letter of Credit Obligations" means all outstanding obligations (including all duty, freight, Taxes, costs, insurance and any other charges and expenses) incurred by Lenders, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance by Lenders of Letters of Credit.

      "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by the Borrower.

      "Leverage Ratio" has the meaning set forth in Section 7.4.

      "LIBOR" means, as applicable to any LIBOR Rate Loan, for the then current Interest Period relating thereto, the rate per annum determined by Agent to be the prevailing rate of interest available to People's as determined on the basis of the offered rates for deposits in Dollars by first class banks in the London interbank market, comparable to such LIBOR Rate Loan which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR shall be the rate for deposits in Dollars for a period substantially equal to such Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London
Time), on the day that is two (2) London Banking Days prior to the beginning of such Interest Period.

      "LIBOR Rate Loan" means any Revolving Loan or principal portion of any other Loan that bears interest with reference to LIBOR.

      "LIBOR Rate Margin" means the percentage determined in accordance with
Section 2.3(a).

      "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or acquired by the Borrower.

      "Lien" means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, Security Interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a Security Interest under the Code or comparable law of any jurisdiction).

      "Loan A" means the term loan facility extended by Lenders to the Borrower in the original principal amount of $7,000,000, evidenced by (i) a Term Loan A Promissory Note in the original principal amount of $4,666,666.67 payable to the order of People's, and (ii) a Term Loan A Promissory Note in the original principal amount of $2,333,333.33 payable to the order of BNY.

      "Loan B" means the term loan facility extended by Lenders to the Borrower in the original principal amount of $10,000,000, evidenced by (i) a Term Loan B Promissory Note in the original principal amount of $6,666,666.67 payable to the order of People's, and (ii) a Term Loan B Promissory Note in the original principal amount of $3,333,333.33 payable to the order of BNY.

      "Loan C" means the revolving loan facility extended by Lenders to the Borrower in the original principal amount of up to $5,000,000, the loans under which are evidenced by (i) a Commercial Revolving Loan Promissory Note in the original principal amount of up to $3,333,333.33 payable to the order of People's, and (ii) a Commercial Revolving Loan Promissory Note in the original principal amount of up to $1,666,666.67 payable to the order of BNY.

      "Loan Documents" means this Agreement, the Notes, the Mortgage, the Unlimited Guaranty, the Guarantor Security Agreement, the Letters of Credit, and all other agreements or documents, whenever executed and delivered to Lenders, with respect to the transactions contemplated by this Agreement, together with any amendments, supplements or modifications hereto or thereto.

      "Loans" means Term Loan A, Term Loan B and the Revolving Loans.

      "London Banking Day" means any date on which commercial banks are open for business in London, England.

      "Make-Whole Premium" means the present value of the interest expense incurred by a Lender in funding the portion of indebtedness evidenced by the applicable Note which bears interest at the per annum rate of interest for the Interest Period then in effect, less the present value of the interest on the reinvested principal prepaid for the remainder of such Interest Period then in effect, at the Reinvestment Rate, plus any other expenses that Lender may sustain or incur by reason of the prepayment; provided that any negative value resulting from the foregoing calculation will be disregarded.

      "Margins" means the LIBOR Rate Margin and the Base Rate Margin.

      "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding in excess of $2 million), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of
(i) the condition (financial or otherwise), operations, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole; (ii) the rights and remedies of the Agent and the Lenders hereunder or under any of the other Loan Documents, or the ability of the Borrower or any Guarantor to perform any of the Obligations; (iii) the Collateral or Lenders' Liens on the Collateral or the priority of any such Lien, or (iv) the legality, validity or enforceability of this Agreement or any of the other Loan Documents.

      "Maturity Date" means September 30, 2005.

      "Mortgage" has the meaning set forth in Article 8.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make, contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

      "Negotiable Instruments" means all "negotiable instruments" as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

      "Non-Defaulting Lender" means and includes each Lender other than a Defaulting Lender.

      "Notes" means collectively the Term Loan A Notes, the Term Loan B Notes and the Revolving Loan Notes.

      "Obligations" means all present and future indebtedness and other liabilities of the Borrower owing to the Agent or any Lender or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement, the Notes or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, including, but not limited to, all reasonable costs, expenses, fees, charges and attorneys', paralegals' and other professional fees incurred in connection with any of the foregoing, or in any way connected with, involving or relating to the preservation, enforcement, protection and defense of this Agreement, the Notes, the other Loan Documents, any related agreement, document or instrument, the Collateral and the rights and remedies hereunder or thereunder.

      "Patent License" means rights under any written agreement now owned or hereafter acquired by the Borrower granting any right with respect to any invention on which a Patent is in existence.

      "Patents" means all of the following in which the Borrower now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

      "Payment Intangibles" means all "payment intangibles" as such term is defined in the Code, now owned or hereafter acquired by the Borrower.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permitted Acquisition" means an acquisition by the Borrower or any of its Subsidiaries of the assets or capital stock of a Person that satisfies the requirements of Section 5.14.

      "Permitted Encumbrances" means (i) pledges or deposits in connection with or to secure worker's compensation, employment or liability insurance, (ii) tax liens which are being contested in good faith and in compliance with this Agreement, (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Borrower is a party as lessee in the ordinary course of business; (iv) deposits securing public or statutory obligations of the Borrower; (v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $100,000 in the aggregate at any time; (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which the Borrower is a party; (viii) any attachment or judgment lien, unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty
(30) days after the expiration of any such stay; (ix) zoning restrictions, easement licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates, (x) liens, mortgages or security interests in connection with purchase money indebtedness incurred in the ordinary course of business, (xi) liens, mortgages or security interests in connection with the financing, purchase, construction, or lease of movie theatres upon reasonable notice to Lenders, and (xii) the Liens set forth on the attached Schedule 6.1(e).

      "Person" means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, association, joint venture, public benefit corporation, institution, Governmental Authority, or other entity of any nature whatsoever.

      "Plan" means any plan established, maintained, or to which contributions have been made by the Borrower or any ERISA Affiliate for the benefit of any of their employees covered by Title 10 of ERISA.

      "Proceeds" means all "proceeds" as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

      "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

      "Promissory Note" means any "promissory note" as such term is defined in the Code, now owned or hereafter acquired by the Borrower wherever located.

      "Property" means that certain real property owned by the Borrower and located at 110 Richards Avenue, Norwalk, Connecticut, together with all improvements thereon.

      "Register" has the meaning set forth in Section 11.20.

      "Reimbursement Obligations" has the meaning set forth in Section 2.18(e).

      "Reinvestment Rate" means the rate available to any Lender as determined by such Lender in its sole discretion for the investment of principal amounts prepaid pursuant to Sections 2.1(d), 2.2A(d) and 2.2B(d) in U.S. Treasury obligations as offered by such Lender in it sole discretion for the approximate remaining term of the Interest Period then in effect as of the date of such prepayment.

      "Release" means any spilling, leaking, migrating, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Contaminant.

      "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

      "Revolving Loan" and "Revolving Loans" have the meanings set forth in
Section 2.1.

      "Revolving Loan Account" means the Borrower's loan account maintained with the Agent as more fully described in Section 2.1(a).

      "Revolving Loan Commitment" means, for each Lender, the amount set forth opposite such Lender's name in Schedule 2 directly below the column entitled "Revolving Loan Commitment" and in the aggregate, as set forth in Schedule 2 below such column in the row entitled "Total", as same may be (x) reduced from time to time or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.4.

      "Revolving Loan Note" has the meaning set forth in Section 2.1(b).

      "SEC" means the United States Securities and Exchange Commission.

      "Secured Guarantors" means (i) Trans-Lux Display Corporation, a Delaware corporation, (ii) Trans-Lux Midwest Corporation, an Iowa corporation, and (iii) Trans-Lux West Corporation, a Utah corporation.

      "Securities Accounts" means all "securities accounts" as such term is defined in the Code, now or hereafter held in the name of the Borrower.

      "Security" means any "security" as such term is defined in the Code, now owned or hereafter acquired by the Borrower.

      "Security Documents" means this Agreement, the Mortgage, the Guarantor Security Agreement, all assignments of contracts, documents or instruments in favor of the Lenders, and all other documents, contracts, assignments, instruments and the like now or hereafter securing the Obligations.

      "Security Entitlement" means any "security entitlement" as such term is defined in the Code, in or under which the Borrower may now or hereafter have any rights, title or interest.

      "Security Interest" means a valid and enforceable first priority lien upon, pledge of, and security interest in the Collateral.

      "Senior Debt" has the meaning set forth in Section 7.5(g).

      "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by the Borrower.

      "Solvent" means, as to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (b) is able to pay its debts as they mature; and (c) owns property whose fair salable value is greater than the amount required to pay its debts.

      "Stock" means all certificated and uncertificated shares, options, warrants, general or limited partnership interests, membership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended).

      "Subordinated Debentures" means those certain 9.5% Subordinated Debentures due 2012 of the Borrower.

      "Subordinated Debt" means Indebtedness of the Borrower which is subordinate in payment and priority to the Debt on terms and conditions and pursuant to subordination agreements satisfactory to the Lenders in their sole discretion, including, but not limited to, the Subordinated Notes and the Subordinated Debentures.

      "Subordinated Notes" means those certain 7.5% Convertible Subordinated Notes due 2006 of the Borrower.

      "Subsidiary" means any corporation, partnership, limited liability company, business trust, joint stock company, unincorporated association or joint venture of which more than fifty (50%) percent of the outstanding equity interests of each class having ordinary voting power is at the time owned by the Borrower and/or one or more Subsidiaries.

      "Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, now owned or hereunder acquired by the Borrower, wherever located.

      "Tangible Chattel Paper" means all "tangible chattel paper" as such term is defined in the Code, now owned or hereafter acquired by the Borrower, wherever located.

      "Tangible Net Worth" has the meaning set forth in Section 7.5(i).

      "Taxes" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of any Lender by the jurisdiction in which its principal office is located.

      "Term Loan A" has the meaning set forth in Section 2.2A(a).

      "Term Loan B" has the meaning set forth in 2.2B(a).

      "Term Loan A Note" has the meaning set forth in Section 2.2A(b).

      "Term Note B Note" has the meaning set forth in Section 2.2B(b).

      "Term Loan Commitment" means, for each Lender, the amounts set forth opposite such Lender's name in Schedule 2 directly below the columns entitled "Term Loan A Commitment" and "Term Loan B Commitment", and in the aggregate, as set forth in Schedule 2 below such columns in the row entitled "Total" as the same may be adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.4.

      "Term Loans" means Term Loan A and Term Loan B.

      "Trademark License" means rights under any written agreement now owned or hereafter acquired by the Borrower granting any right to use any Trademark or Trademark registration.

      "Trademarks" means all of the following now owned or hereafter acquired by the Borrower: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof, and (iii) all goodwill associated with or symbolized by any of the foregoing.

      "Transaction Expenses" means all reasonable legal, search and filing fees, and all other reasonable expenses that may be incurred or sustained by the Lenders or any of their authorized agents in connection with the transaction contemplated herein, whether or not such transaction is consummated, including, without limitation, expenses related to due diligence efforts and the negotiation and preparation of this Agreement and the other Loan Documents, in perfecting, preserving and enforcing the Lenders' Security Interests, and in rendering advice with respect to this Agreement, the other Loan Documents and the Loans. The Lenders acknowledge that the fees of their counsel in connection with the closing of this transaction will not exceed $40,000 plus disbursements.

      "Type" refers to whether a Loan is a Base Rate Loan or LIBOR Rate Loan.

      "Uncertificated Securities" means all "uncertificated securities" as such term is defined in the Code, now or hereafter acquired by the Borrower.

      "Unused Line Fee" has the meaning set forth in Section 2.1(e).

      Section 1.2 Terms Generally tc \l3 "Section 1.2 Terms Generally . Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                                   ARTICLE 2

                         AMOUNTS AND TERMS OF THE LOANS

      A.  THE LOANS

      Section 2.1 Revolving Loan.

      (a) Subject to the terms and conditions set forth in this Agreement, Lenders severally, but not jointly, agree to make revolving loans (each a "Revolving Loan" and collectively "Revolving Loans") to the Borrower from time to time during the period from the date of this Agreement up to, but not including, the Maturity Date; provided, however, that at no time shall the aggregate outstanding principal balance of all Revolving Loans plus the Available Amount plus any unpaid Reimbursement Obligations exceed the Borrowing Base as in effect prior to the making of such Revolving Loan. So long as (i) the Borrower is in compliance with all the terms and conditions of this Agreement, (ii) no Default or Event of Default has occurred and is continuing (whether or not Lenders have accelerated payment of the Loans) or would result, and (iii) all other conditions set forth in Article 3 have been satisfied, the Borrower may borrow, pay, prepay (pursuant to Section 2.1(d)), and re-borrow under this Section 2.1.

      (b) The Revolving Loans shall be evidenced by, and repaid with interest in accordance with, two promissory notes of the Borrower, each substantially in the forms of Exhibits A-1 and A-2 hereto (each such promissory note is referred to herein as a "Revolving Loan Note"). The Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender and be dated the date of this Agreement, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender, and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 2.3 in respect of the Base Rate Loans and LIBOR Rate Loans, as the case may be, evidenced thereby, and (vi) be entitled to the benefits of this Agreement and the other Loan Documents. The Borrower hereby authorizes each Lender to record on its Revolving Loan Note or in its internal computerized records the amount of each Revolving Loan and of each payment of principal received by such Lender on account of the Revolving Loans, which recordation shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of the Revolving Loans evidenced thereby and shall be considered correct and binding on the Borrower provided, however, that the failure to make such recordation with respect to any Revolving Loan or payment shall not limit or otherwise affect the obligations of the Borrower under this Agreement or any Revolving Loan Note.

      (c) The Borrower shall establish a loan account with Agent which account shall be deemed to be the Revolving Loan Account. Insofar as the Borrower may request and the Lenders shall make Revolving Loans hereunder, the Agent shall enter such loans as debits to the Revolving Loan Account and shall deposit such loans in the operating account of the Borrower maintained with the Agent. The Agent shall also record in the Revolving Loan Account, in accordance with customary accounting procedures, (i) all other charges, expenses and other Liens properly chargeable to the Borrower for which the Agent debits the Revolving Loan Account, (ii) all payments made on account of the Revolving Loans, (iii) all proceeds of Collateral which are finally paid to the Agent in its office in cash, and (iv) other appropriate debits and credits. The Revolving Loan Account shall reflect the amount of the Borrower's Indebtedness to the Lenders from time to time by reason of the Revolving Loans less Revolving Loan repayments, and other appropriate charges hereunder.

      (d) The Borrower may prepay the Revolving Loans, in whole or in part, together with accrued interest to the date of prepayment on the amount prepaid
(i) with respect to any principal portion that bears interest with reference to the Base Rate, on any Business Day, without Make- Whole Premium, and (ii) with respect to any principal portion that bears interest with reference to LIBOR either (1) on the last Business Day of the Interest Period applicable to the portion being prepaid, without Make-Whole Premium or (2) on any other Business Day, together with the Make- Whole Premium.

      (e) The Borrower shall pay to the Agent, for the pro rata account of the Lenders in accordance with their respective Revolving Loan Commitments, a fee (the "Unused Line Fee") equal to the rate per annum specified for the Unused Line Fee (bps) in the table in Section 2.3 times the average daily unused portion of the Revolving Loan Commitments for the period from the Closing Date through and including the Maturity Date or any earlier date of termination in full of the Revolving Loan Commitments. The Unused Line Fee shall be payable quarterly in arrears within ten (10) days of the end of each fiscal quarter of the Borrower and on the Maturity Date or any earlier date of termination in full of the Revolving Loan Commitments.

      Section 2.2A Term Loan A.

      (a) Subject to the terms and conditions set forth in this Agreement, the Lenders shall, on the date hereof, severally, but not jointly, make a term loan to the Borrower ("Term Loan A") in an original principal amount of Seven Million ($7,000,000) Dollars.

      (b) Term Loan A shall be evidenced by, and repaid in accordance with, two promissory notes of the Borrower, each substantially in the forms attached hereto as Exhibits B-1 and B-2 (each such note a "Term Loan A Note"). The Term Loan A Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender and be dated the date hereof, (iii) be in a stated principal amount equal to the Term Loan A Commitment of such Lender and be payable as provided in Section 2.2A(c), (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.3 in respect of the Base Rate or LIBOR, as the case may be, and (vi) be entitled to the benefits of this Agreement and the other Loan Documents.

      (c) The Borrower shall make equal quarterly payments under the Term Loan A Notes of principal plus accrued interest in accordance with a fifteen year amortization schedule, commencing April 1, 2003 and continuing on the first Business Day of each succeeding fiscal quarter thereafter through and including September 1, 2005 until the outstanding principal amount of Term Loan A, together with all interest accrued thereon, has been fully paid, except that if not sooner paid, the principal amount, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

      (d) The Borrower may prepay any portion of the outstanding principal of Term Loan A, in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid and all amounts required pursuant to
Section 2.15, (i) with respect to any principal portion that bears interest with reference to the Base Rate, on any Business Day, without the Make-Whole Premium, and (ii) with respect to any principal portion that bears interest with reference to LIBOR either (1) on the last Business Day of the Interest Period applicable to the portion of Term Loan A being prepaid, without the Make-Whole Premium or (2) on any other Business Day, together with the Make-Whole Premium. All prepayments of Term Loan A shall be applied first to payment of the next installment due thereunder and then to the rest of the installments thereof in the inverse order of their maturity.

      Section 2.2B Term Loan B.

      (a) Subject to the terms and conditions set forth in this Agreement, the Lenders shall, on the date hereof, severally, but not jointly, make a term loan to the Borrower ("Term Loan B") (Term Loan A and Term Loan B are collectively referred to herein as the "Term Loans") in an original principal amount of Ten Million Dollars ($10,000,000).

      (b) Term Loan B shall be evidenced by, and repaid in accordance with, two promissory notes of the Borrower, each substantially in the forms attached hereto as Exhibit C-1 and C-2 (each such note a "Term Loan B Note"). The Term Loan B Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender and be dated the date hereof, (iii) be in a stated principal amount equal to the Term Loan B Commitment of such Lender and be payable as provided in Section 2.2B(c), (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.3 in respect of the Base Rate or LIBOR, as the case may be, and (vi) be entitled to the benefits of this Agreement and the other Loan Documents.

      (c) Commencing April 1, 2003 and continuing on the first Business Day of each succeeding fiscal quarter thereafter, the Borrower shall make equal quarterly payments of principal, plus accrued interest, in accordance with a seven year amortization schedule, until the outstanding principal amount of the Term Loan B Notes, together with all interest accrued thereon, has been fully paid, except that if not sooner paid, the principal amount, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

      (d) The Borrower may prepay any portion of the outstanding principal of Term Loan B, in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid and all amounts required under Section 2.15, (i) with respect to any principal portion that bears interest with reference to the Base Rate, on any Business Day, without the Make-Whole Premium, and (ii) with respect to any principal portion that bears interest with reference to LIBOR either (1) on the last Business Day of the Interest Period applicable to the portion of Term Loan B being prepaid, without the Make-Whole Premium or (2) on any other Business Day, together with the Make-Whole Premium. All prepayments of Term Loan B shall be applied first to the next installment thereunder and then to payment of the rest of the installments thereof in the inverse order of their maturity.

      Section 2.3 Interest Provisions

      (a) Commencing with the first such date following the date of this Agreement, the Borrower promises to pay interest to the Agent, on the outstanding and unpaid principal balances of each of the Revolving Loans and Term Loans, at a rate per annum equal to, at the option of the Borrower, (i) the Base Rate plus the Base Rate Margin or (ii) LIBOR plus the LIBOR Rate Margin. The Base Rate Margin and the LIBOR Rate Margin shall be as follows based upon the Leverage Ratio as of the end of the most recent fiscal quarter of the Borrower for which financial statements have been delivered hereunder:


----------------------------------------------------------------------------
|              |                |  Applicable   |             |              |
|Pricing Level | Leverage Ratio |    LIBOR      | Unused Line | Optional Base|
|              |                |  Margin (bps) |  Fee (bps)  |  Rate Margin |
|--------------|----------------|---------------|-------------|--------------|
|              |                |               |             |              |
|      1       |   =>3.00x      |   275         | 35 bps      |  0.25%       |
|--------------|----------------|---------------|-------------|--------------|
|              |                |               |             |              |
|      2       |=>2.25x<3.00x   |   250         | 30 bps      |  0.00%       |
|--------------|----------------|---------------|-------------|--------------|
|              |                |               |             |              |
|      3       |=>1.50x<2.25x   |   225         | 25 bps      |  0.00%       |
|--------------|----------------|---------------|-------------|--------------|
|              |                |               |             |              |
|      4       |    <1.50x      |   175         | 25 bps      |  0.00%       |
|--------------|----------------|---------------|-------------|--------------|


      Changes in the Margins resulting from a change in the above ratios shall become effective on the due date of delivery by the Borrower of a Certificate of Compliance evidencing such change. If the Borrower shall fail to deliver a Certificate of Compliance within five days of the due date thereof in accordance with Section 5.8(c), the LIBOR Rate Margin shall be 275 basis points, and the Base Rate Margin shall be one-quarter percent (0.25%) from the day such Certificate of Compliance was due until the day a Certificate of Compliance evidencing a lower LIBOR Rate Margin or Base Rate Margin, as the case may be, is actually delivered to the Lenders. Each Loan shall be comprised entirely of a Base Rate Loan or a LIBOR Rate Loan as the Borrower may request pursuant to
Section 2.4. The Borrower shall not be entitled to request any Loan which, if made, would result in more than twenty (20) LIBOR Rate Loans outstanding hereunder at any time. For purposes of the foregoing, LIBOR Rate Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate LIBOR Rate Loans. Each LIBOR Rate Loan shall be in a minimum principal amount of $300,000 and there are no required increments thereafter. As of the date of this Agreement, the LIBOR Rate Margin is 250 basis points and the Base Rate Margin is zero percent (0%).

      Interest payments shall be made (i) in the case of Base Rate Loans, on the first Business Day of each fiscal quarter in arrears, and (ii) in the case of LIBOR Rate Loans, on the last day of each applicable Interest Period, or in the case of Interest Periods having a duration of more than three (3) months, on each three-month anniversary date of the commencement of such Interest Period.

      (b) The interest rate on each Base Rate Loan shall change when and as the Base Rate changes. Any change in the interest rate resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall become effective.

      (c) Overdue principal and interest and, upon the occurrence and during the continuance of an Event of Default, after a period of five (5) days all principal and accrued but unpaid interest shall bear interest until paid in full, payable on demand, at the Default Rate.

      (d) The Agent may collect for the ratable benefit of the Lenders a "late charge" equal to five percent (5%) of any installment of interest or principal or any other amount due hereunder which is not paid or reimbursed by the Borrower within ten (10) days of the due date thereof to cover the extra expense involved in handling such delinquent payment.

      Section 2.4 Notice and Manner of Borrowing; Conversion or Continuation of Interest Rate.

      (a) The Borrower shall give the Agent irrevocable notice by telephone or facsimile from an officer of the Borrower (or any Person authorized by the Borrower pursuant to a written list provided to the Agent) of its request that the Lenders make a Revolving Loan in a specific amount (each a "Borrowing Request") not later than 11:00 a.m. Connecticut time (i) in the case of Base Rate Loans, on the proposed date thereof, and (ii) in the case of LIBOR Rate Loans, three (3) Business Days prior to the proposed date thereof. Each such notice shall, in the case of a LIBOR Rate Loan, specify the duration of the Interest Period therefor. If no election is made in a Borrowing Request as to the Type applicable to any Revolving Loan, then the requested Revolving Loan shall be a Base Rate Loan. If no election is made in a Borrowing Request as to the Interest Period applicable to any requested LIBOR Rate Loan, then the Interest Period applicable to such requested LIBOR Rate Loan shall (subject to the provisions contained in the definition of "Interest Period" in Section 1.1) be one month in duration. Promptly after its receipt of a Borrowing Request, the Agent shall notify each Lender of the contents of such Borrowing Request and of such Lender's share of the Revolving Loan requested thereby. On the date requested by the Borrower for such Revolving Loan, each Lender shall make available to the Agent, at the Head Office, such Lender's share of such Revolving Loan. Subject to the fulfillment of the applicable conditions set forth in Article 3, the Agent will make the proceeds received by it from the Lenders in respect of such Revolving Loan available to the Borrower on such date by crediting such proceeds to the Borrower's account with the Agent. The Borrower agrees to indemnify the Agent and each Lender and hold each of them harmless from any claims or damages, including, without limitation, reasonable attorneys' fees, arising as a result of the Agent's or any Lender's acting on any request which the Agent believes to have been made by any Person authorized by the Borrower pursuant to a written list provided to the Agent.

      (b) Within not less than three (3) Business Days prior to the Closing Date, Borrower shall give the Agent irrevocable notice by telephone or facsimile from an officer of the Borrower (or any Person authorized by the Borrower pursuant to a written list provided to the Agent), of its selection of the initial requested interest rate for each of Term Loan A and Term Loan B. Such notice shall, in the case of a LIBOR Rate Loan, specify the duration of the Interest Period therefor. If no election is made by the Borrower prior to the Closing Date as to the Type applicable to Term Loan A or Term Loan B, then such Term Loan shall be a Base Rate Loan. If no election is made as to the Interest Period applicable to any requested LIBOR Rate Loan, then the Interest Period applicable to such requested LIBOR Rate Loan shall (subject to the provisions contained in the definition of "Interest Period" in Section 1.1) be one month in duration. Promptly upon receipt of notice from the Borrower as to the Type applicable to Term Loan A or Term Loan B, the Agent shall notify each Lender of Borrower's request, and such Lender shall make available to the Agent, on the Closing Date at the Head Office, such Lender's Term Loan A Commitment and Term Loan B Commitment. Subject to the fulfillment of the applicable conditions set forth in Article 3, the Agent will make the proceeds received by it from the Lenders in respect of the Term Loans available to the Borrower on the Closing Date by crediting such proceeds to the Borrower's account with the Agent. The Borrower agrees to indemnify the Agent and each Lender and hold each of them harmless from any claims or damages, including, without limitation, reasonable attorneys' fees, arising as a result of the Agent's or any Lender's acting on any request which the Agent believes to have been made by any Person authorized by the Borrower pursuant to a written list provided to the Agent.

      (c) The Borrower may (x) on any Business Day, convert any outstanding Base Rate Loan to a LIBOR Rate Loan in the same aggregate principal amount, (y) on the last Business Day of the then current Interest Period applicable thereto, continue any LIBOR Rate Loan as a LIBOR Rate Loan and (z) convert a LIBOR Rate Loan to a Base Rate Loan on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan; provided, that a Base Rate Loan may not be converted to a LIBOR Rate Loan and a LIBOR Rate Loan may not be continued as such if any Default or Event of Default has occurred and is continuing or there would not be compliance with Section 2.3(a). If the Borrower desires to convert a Base Rate Loan or a LIBOR Rate Loan or continue a LIBOR Rate Loan pursuant to this Section 2.4(c), it shall give the Agent (which shall promptly notify each of the Lenders) not less than three (3) Business Days' prior written notice, specifying the date of such conversion or continuation, the amount to be converted or continued and if conversion is from a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan is to be continued, the duration of the Interest Period therefor. If, not less than three (3) Business Days prior to the end of the Interest Period then in effect for any LIBOR Rate Loan, the Borrower shall not have delivered to the Agent (i) a notice requesting conversion of a LIBOR Rate Loan to a Base Rate Loan in accordance with this Section 2.4(c), (ii) a notice requesting that such Loan be continued as a Loan of the same Type having an Interest Period of the same or a different duration than the Interest Period in effect, in accordance with this Section 2.4(c), or (iii) a notice that such Loan is to be paid at the end of such Interest Period, then, in each such case, the Borrower shall be deemed to have delivered a notice that such Loan is to be converted to a Base Rate Loan pursuant to this Section 2.4(c) and the Agent shall promptly notify each Lender of such deemed notice.

      Section 2.5 Excess Advances. If at any time the aggregate outstanding principal amount of the Revolving Loans plus the Available Amount plus any unpaid Reimbursement Obligations exceeds the Borrowing Base, the Borrower shall immediately prepay the Revolving Loans in the amount of such excess, together with accrued interest to the date of prepayment on the amount prepaid and, with respect to any portion of such prepayment that bears interest with reference to LIBOR, any Make-Whole Premium.

      B.  CERTAIN GENERAL PROVISIONS

      Section 2.6 Taxes

      (a) All payments by the Borrower under the Loan Documents to or for the account of the Agent or any Lender shall be made without setoff or counterclaim and free and clear of, and without any deduction or withholding for or on account of, any and all present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any jurisdiction, or by any department, agency, state or other political subdivision thereof or therein (collectively, "Taxes"), excluding (i) a Tax on the Income imposed on the Agent or any Lender, and (ii) any interest, fees, additions to tax or penalties for late payment thereof (each such non-excluded Tax, an "Indemnified Tax"). For purposes hereof, "Tax on the Income" shall mean, as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, or
(iii) the jurisdiction in which such Person's principal office is located, which Tax is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to each Lender on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable such Lender to receive the same net amount which such Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

      (b) If the Borrower, the Agent, any Lender or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by the Borrower to or on behalf of the Agent or any Lender under any Loan Document, (i) the Borrower shall pay such Indemnified Tax before the date on which penalties attach thereto, such payment to be made for its own account (if the liability to pay is imposed on the Borrower) or on behalf of and in the name of the Agent or any Lender (if the liability is imposed on the Agent or such Lender, and (ii) the sum payable to the Agent or such Lender shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this
Section 2.6) the Agent or such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

      (c) The Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of the Loan Documents or otherwise with respect to, the Loan Documents (collectively, the "Other Taxes").

      (d) Within thirty (30) days after the request therefor by the Agent or any Lender in connection with any payment of Indemnified Taxes or Other Taxes, the Borrower will furnish to the Agent or such Lender the original or certified copy of an official receipt from the jurisdiction to which payment is made evidencing payment thereof or, if unavailable, a certificate from its chief financial officer or president that states that such payment has been made and that sets forth the date and amount of such payment.

      (e) Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in its reasonable judgment, be otherwise disadvantageous to such Lender.

      (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.6 shall survive the payment in full of Obligations and the termination of the Commitments.

      (g) If requested by the Borrower, the Agent shall use its best efforts to provide the Borrower with such Internal Revenue Service forms as are reasonably necessary for the Borrower to fulfill its obligations hereunder, but the failure of the Agent to provide such forms shall not in any way relieve or postpone the Borrower's obligations hereunder.

      Section 2.7 Computations. All computations of interest on the Loans and of fees or other charges shall be based on a 360-day year and paid for the actual number of days elapsed.

      Section 2.8 Additional Payments. If any present or future applicable law, statute, rule or regulation thereunder or any interpretation thereof by any competent court or by any Governmental Authority charged with the administration or the interpretation thereof, or any request, directive, instruction or notice at any time or from time to time hereafter made upon or otherwise issued to the Agent or any Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

      (a) subject the Agent or any Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, any Letters of Credit, any Commitment or the Loans (other than taxes based upon or measured by the income or profits of the Agent or such Lender and imposed by the jurisdiction in which its principal office is located), or

      (b) materially change the basis of taxation (except for changes in taxes on income or profits imposed by the jurisdiction in which the Agent's or any Lender's principal office is located) of payments to the Agent or any Lender of the principal of or the interest on any Loans or any other amounts payable to the Agent or such Lender under this Agreement or any of the other Loan Documents, or

      (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of the Agent or any Lender, or

      (d) impose on the Agent or any Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, any Letters of Credit, any Commitment or any class of loans, letters of credit or commitments of which any of the Loans, any Letters of Credit or any Commitment forms a part, and the result of any of the foregoing is

             (i) to increase the cost to the Agent or such Lender of making, funding, issuing, renewing, extending or maintaining the Loans, any Letters of Credit or any Commitment by an amount the Agent or such Lender reasonably deems to be material; or

             (ii) to reduce the amount of principal, interest, or other amount payable to the Agent or such Lender hereunder on account of the Loans, any Letters of Credit or any Commitment by an amount the Agent or such Lender reasonably deems to be material; or

             (iii) to require the Agent or such Lender to make any payment or to forego any interest or fee or other sum payable hereunder, the amount of which payment of foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Agent or such Lender from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Agent or such Lender at any time and from time to time and as often as the occasion therefor may arise, pay to the Agent or such Lender such additional amounts as will be sufficient to compensate the Agent or such Lender for such additional cost, reduction, payment, foregone interest or other sum.

      Section 2.9 Capital Adequacy.  If any Lender shall have determined that
(i) the adoption of or any change in any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or (ii) any change in the interpretation or administration thereof by any applicable governmental authority, central bank or comparable agency, or
(iii) compliance by such Lender with any request or directive regarding capital adequacy, whether or not having the force of law and whether or not failure to comply therewith would be unlawful, so long as such Lender believes in good faith that such has the force of law or that the failure to so comply would be unlawful, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance, taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance, by an amount deemed by such Lender in its reasonable judgment to be material, then, upon demand, the Borrower shall pay immediately to such Lender, from time to time as specified by such Lender, such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on each such amount from the date of such specification by such Lender until payment in full thereof at the then current rate of interest applicable to Base Rate
Loans. In determining such amount, each Lender may use any reasonable averaging and attribution methods.

      Section 2.10 Illegality. Notwithstanding any other provision hereof, if, at any time, it becomes illegal for any Lender to make or maintain any Loan as a LIBOR Rate Loan, such Lender shall give the Borrower and the Agent written, telephonic or facsimile notice of such condition. Following such notice and until such Lender has given the Borrower and the Agent written notice of the termination of such condition, (a) no LIBOR Rate Loans shall be available hereunder (and no Lender shall be under any obligation to make or continue, or to convert any Loans to, LIBOR Rate Loans), (b) all Loans which were to be made or continued as, or converted to, LIBOR Rate Loans shall instead be made or continued as, or converted to, Base Rate Loans, and (c) if any Loan is then outstanding as a LIBOR Rate Loan, the Borrower shall, promptly upon request from the affected Lender, either prepay such LIBOR Rate Loan in full, together with accrued interest on the amount prepaid to the date of prepayment, or, at the Borrower's option, convert such LIBOR Rate Loan to a Base Rate Loan. If any such prepayment or conversion of a LIBOR Rate Loan is made on a day that is not the last day of the Interest Period therefor, the Borrower shall compensate each Lender as provided in Section 2.15 as a result of such prepayment or conversion.

      Section 2.11 Certificate; Protection. A certificate setting forth any amounts payable pursuant to Sections 2.8, 2.9 or 2.15 and a brief explanation of such amounts which are due, submitted by the Agent or a Lender to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing and of the amounts due. The protection of Sections 2.8 and 2.9 shall be available to the Agent and each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement guideline or other change or condition which shall have been imposed or shall have occurred. The obligations of the Borrower under Sections 2.8, 2.9 and 2.15 shall survive the payment in full of the Obligations and the termination of the Commitments.

      Section 2.12 Obligations Absolute. The obligations of the Borrower under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances, and irrespective of the following circumstances:

      (a) any lack of validity or enforceability of all or any portion of this Agreement or any other agreement or any instrument relating hereto;

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

      (c) the existence of any claim, setoff, defense or other right that the Borrower may have; or

      (d) any amendment or waiver of or consent to departure from any of the Loan Documents, or all or any of the Obligations in respect of the Loans or this Agreement.

      C.  MISCELLANEOUS

      Section 2.13 Use of Proceeds. The proceeds of the Loans made hereunder shall be used by the Borrower for itself or for its Subsidiaries (i) to refinance existing term and revolving credit indebtedness of the Borrower to Wachovia Bank, National Association (f/k/a First Union National Bank), (ii) to support the Borrower's working capital requirements and trading assets, and
(iii) to purchase equipment. The Letters of Credit shall finance the Borrower's purchase of goods in the ordinary course of its business. The Borrower will not, directly or indirectly, use any part of the proceeds of any of the Loans, or any Letter of Credit, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

      Section 2.14 Termination. The Revolving Loan Commitments shall be automatically terminated on the Maturity Date. The Term Loan Commitments shall be automatically terminated on the Closing Date.

      Section 2.15 Indemnification. The Borrower agrees to indemnify the Agent and each Lender and to hold the Agent and each Lender harmless from any loss or expense which the Agent or such Lender may sustain or incur as a consequence of
(a) default by the Borrower in payment when due of the principal amount of, or interest on, any LIBOR Rate Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of any LIBOR Rate Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment of LIBOR Rate Loans, or (d) the making of a payment, prepayment or conversion of LIBOR Rate Loans on a day which is not the last Business Day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment or repayment of funds obtained by the Agent or any Lender or from fees payable to terminate the deposits from which funds were obtained.

      Section 2.16 Termination of Revolving Loans. In the event that the Borrower pays or prepays any Revolving Loan in full on or prior to the Maturity Date and terminates the Revolving Loan Commitments, and if on the date of such payment any Letter of Credit is outstanding, the Borrower shall pay an amount to the Agent for the ratable benefit of the Lenders equal to the

Available Amount under such Letter of Credit on such date as cash collateral for such Letter of Credit. Such amount shall be held by the Agent as provided in Section 2.18(i).

      Section 2.17 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 2.8 or
2.9 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of those being generally charged by any other Lender or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by each other Lender as (and to the extent) provided in Section 11.1, the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause
(z), will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section 2.17, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.4 (and with all fees payable pursuant to said Section 11.4 to be paid by the Borrower and/or the Replacement Lender (as may be agreed to at such time by and between the Borrower and the Replacement Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Reimbursement Obligations that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (III) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender, and (y) if the Replaced Lender has a Revolving Loan Commitment which is being replaced, the Issuing Lender an amount equal to such Replaced Lender's percentage of any Unpaid Reimbursement Obligations (which at such time remains an Unpaid Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender to the Issuing Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement, and (ii) the Replaced Lender shall receive (x) all amounts payable to the Replaced Lender pursuant to Section 2.15 as if the amounts paid pursuant to clause (i) above were a prepayment and (y) all amounts then payable to the Replaced Lender pursuant to Sections 2.6, 2.8 and 2.9. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the Replaced Lender is being replaced with respect to less than all of the tranches in which it participates, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

      D.  LETTERS OF CREDIT

      Section 2.18 Letters of Credit.

      (a) General. Subject to the terms and conditions hereof, the Issuing Lender shall issue Letters of Credit for the account of the Borrower; provided, however, that the Issuing Lender will not issue any Letters of Credit to the extent that the issuance of such Letters of Credit would then cause the sum of
(i) the outstanding Revolving Loans plus (ii) the Letter of Credit Obligations (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the Borrowing Base in effect prior to the issuance of the requested Letter of Credit or would then cause the Letter of Credit Obligations (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the L/C Sublimit. Letters of Credit that have not been drawn upon shall not bear interest.

      (b) Request. In order to request the issuance, amendment, renewal or extension of a Letter of Credit, the Borrower shall deliver to the Issuing Lender, with a copy to the Agent, a letter of credit application on the Issuing Lender's then customary form (the "Letter of Credit Application"), completed by the Borrower, the terms of which are hereby incorporated by reference; provided, however, that in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Letter of Credit Applications, the terms of this Agreement shall control.

      (c) Form. Each Letter of Credit shall, among other things, (1) be on the Issuing Lender's then customary form, (2) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (3) be subject to the Uniform Customs and Practice for Documentary Credits (ICC Publication No.
500) and, to the extent not inconsistent therewith, the laws of the State of Connecticut.

      (d) Expiry Dates. Each Letter of Credit shall have an expiry date of the earlier of (i) the date which is not later than one hundred eighty (180) days after the date of issuance and (ii) the Maturity Date.

      (e) Reimbursement Obligation. In order to induce the Issuing Lender to issue, extend or renew the Letters of Credit, the Borrower hereby agrees and promises to reimburse or pay to the Issuing Lender, with respect to each Letter of Credit issued, extended or renewed hereunder, on each date that any draft or demand presented or made under such Letter of Credit is honored by the Issuing Lender, or on which the Issuing Lender otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Lender under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Lender in connection with any payment made by the Issuing Lender under, or with respect to, such Letter of Credit (collectively, the "Reimbursement Obligations"). Unpaid Reimbursement Obligations shall bear interest at a per annum rate equal to the Default Rate applicable to Base Rate Loans.

      (f) Letter of Credit Fees. In the event that the Issuing Lender issues, extends or renews any Letter of Credit for the account of the Borrower (whether collectively or individually), the Borrower shall pay to the Issuing Lender on the date of such issuance, extension or renewal, a fee of one eighth percent (0.125%) per annum. In addition, the Borrower shall remit to the Lenders a fee equal to the applicable LIBOR Rate Margin, as in effect from time to time times the maximum face amount of each Letter of Credit, which fee shall be payable monthly in arrears on each day that interest on Base Rate Loans is payable hereunder. The Borrower shall also pay the Issuing Lender's usual and customary administration and negotiation fees with respect to each Letter of Credit. The fees specified in this Section 2.18(f) shall be referred to herein as "Letter of Credit Fees."

      (g) Obligations Unconditional.  The obligations of the Borrower under
Section 2.18(e) and Section 2.18(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with this Agreement, under any and all circumstances and irrespective of and neither the Issuing Lender nor the Agent nor any Lender shall be liable or responsible for: (1) any lack of validity or enforceability of any Letter of Credit or any other Loan Document, or any term or provision therein; (2) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any other Loan Document; (3) the existence of any dispute, claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, against the Issuing Lender, the Agent or any Lender or against any other Person whatsoever, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction; (4) any draft or other document presented under a Letter of Credit or any endorsement thereon proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (5) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; (6) any error, omission, interruption or delay in any transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; and (7) any other act or omission to act or delay of any kind of the Issuing Lender, the Agent, or any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this subsection, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

      The Borrower agrees that any action taken or omitted by the Issuing Lender, the Agent or any Lender under or in connection with any Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Lender, the Agent or any Lender to the Borrower. It is understood that the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct, gross negligence or bad faith of or by the Issuing Lender.

      (h) Reliance by the Issuing Lender. The Issuing Lender shall be entitled to rely and shall be fully protected in relying upon (without responsibility for further investigation), any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Lender.

      (i) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Agent thereof and of the amount to be deposited (or automatically on the occurrence of any Event of Default specified in Section 9.1(6)), deposit in an account with the Agent an amount in cash equal to the Available Amount as of such date. Such deposit, and any amount deposited pursuant to Section 2.16, shall be held by the Agent as collateral for the payment and performance of all Reimbursement Obligations then arising or which in the future arise for any and all outstanding Letters of Credit. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall not bear interest. Moneys in such account shall automatically be remitted by the Agent from time to time to the Issuing Lender for application by the Issuing Lender to any Reimbursement Obligations for which the Issuing Lender has not otherwise been reimbursed, or, at the Agent's sole discretion, if the maturity of the Loans has been accelerated and there are no Letter of Credit Obligations, to satisfy any other Obligations. If the Borrower is required to provide an amount of cash collateral under this subsection as a result of the occurrence of an Event of Default, such amount shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

      Section 2.19 Letter of Credit Participations.

      (a) Immediately upon the issuance by the Issuing Lender of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender (in its capacity under this Section 2.19, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Revolving Loan Commitment percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Lenders, it is hereby agreed that, with respect to all outstanding Letters of Credit and unpaid Reimbursement Obligations relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.19 to reflect the new Revolving Loan Commitment percentages of the assignor and assignee Lender, as the case may be.

      (b) In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any Affiliate, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of the Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

      (c) In the event that the Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Issuing Lender pursuant to Section 2.18, the Issuing Lender shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Lender the amount of such Participant's Revolving Loan Commitment percentage of such unreimbursed payment in lawful money of the United States and in immediately available funds. If the Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Lender in lawful money of the United States and in immediately available funds such Participant's Revolving Loan Commitment percentage of the amount of such payment on such Business Day. If and to the extent such Participant shall not have so made its Revolving Loan Commitment percentage of the amount of such payment available to the Issuing Lender, such Participant agrees to pay to the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three (3) days and at the interest rate applicable to Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Issuing Lender its Revolving Loan Commitment percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its Revolving Loan Commitment percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's Revolving Loan Commitment percentage of any such payment.

      (d) Whenever the Issuing Lender receives a payment of a Reimbursement Obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Lender shall pay to each Participant which has paid its Revolving Loan Commitment percentage thereof, in lawful money of the United States and in immediately available funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

      (e) Upon the request of any Participant, the Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

      (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit shall be irrevocable and not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

             (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

             (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary and the beneficiary named in any such Letter of Credit);

             (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

             (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

             (v) the occurrence of any Default or Event of Default which is continuing.


                                   ARTICLE 3

                              CONDITIONS PRECEDENT

      Section 3.1 Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligations of the Lenders to make the Loans and of the Issuing Lender to issue any Letter of Credit shall be subject to the prior satisfaction of each of the following conditions:

      (a) Lenders shall have received each of the following, in form and substance satisfactory to Lenders and their counsel:

             (1) This Agreement and the Notes, duly executed and delivered by the Borrower;

             (2) Financing statements and other documents as any of the Lenders may deem reasonably necessary or proper to perfect the Security Interests in the Collateral;

             (3) The Mortgage, duly executed and delivered by the Borrower;

             (4) Fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Property insuring the Mortgage as creating a valid Lien on the Property with no exceptions which Agent shall not have approved in writing and no survey exceptions;

             (5) The Guaranty duly executed and delivered by each of the Guarantors;

             (6) The Guarantor Security Agreement duly executed and delivered by each of the Secured Guarantors, together with financing statements and other documents as any of the Lenders may deem reasonably necessary or proper to perfect the security interests granted thereby in the collateral covered thereby;

             (7) Copies of all corporate action taken by the Borrower and each Guarantor, including resolutions of their Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which each is a party and each other document to be delivered pursuant to this Agreement, certified as of the date of this Agreement by the Secretary of the Borrower or such Guarantor, as the case may be;

             (8) A certificate, dated as of the date of this Agreement, of the Secretary of the Borrower and of the Secretary of each Guarantor certifying the names and true signatures of the officers of the Borrower or such Guarantor authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and the other documents to be delivered by the Borrower or such Guarantor under this Agreement;

             (9) A favorable opinion of independent counsel for the Borrower and the Guarantors, satisfactory to Lenders, dated the date of this Agreement;

             (10) A letter duly executed by an actuary or the Borrower's pension administrator stating the annual valuation of each Plan, the status of the Borrower's and each ERISA Affiliate's compliance with ERISA, and the status of the Borrower's and each ERISA Affiliate's funding of each Plan.

             (11) Certificates of insurance evidencing compliance with the insurance requirements of this Agreement;

             (12) The certificate of incorporation and bylaws certified by the Secretary of the Borrower and each Guarantor;

             (13) A Certificate of Good Standing issued by the Secretary of the State of its jurisdiction of organization evidencing that the Borrower and each Guarantor is a domestic corporation in good standing in such jurisdiction;

             (14) A Borrowing Base Certificate as of December 31, 2002;

             (15) The following due diligence documents: (a) receipt and satisfactory review of the Subordinated Notes and the Subordinated Debentures, (b) receipt and satisfactory review of a Phase I Environmental Site Assessment in respect of the Property, (c) receipt of a satisfactory appraisal of the Property, and (d) receipt and satisfactory review of a Certificate of Compliance and a Borrowing Base Certificate as of December 31, 2002;

             (16) The remainder of the Commitment Fee ($57,500) in immediately available funds; and

             (17) All other documents, instruments and agreements that the Agent shall reasonably require in connection with this Agreement.

      (b) Since the date of the Borrower's application for the Facilities, (i) there shall have occurred no material depreciation in the value of the Collateral, (ii) there shall have occurred no material adverse change in the operation, financial condition or business prospects of the Borrower or any of the Guarantors on a consolidated basis, (iii) no litigation shall have been commenced or threatened which, if successful, would have a Material Adverse Effect or challenges the transactions contemplated by this Agreement, (iv) no Default or Event of Default shall have occurred or be continuing, and (v) no representations made or information supplied to the Agent or any Lender shall have proven to be false or misleading in any material respect as of the date made.

      (c) All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects as of the Closing Date.

      Section 3.2 Conditions Precedent to All Revolving Loans. The obligation of the Lenders to make each Revolving Loan (including the initial Revolving
Loan) and to issue, extend or renew any Letter of Credit, shall be subject to the prior satisfaction of each of the following additional conditions:

      (a) On the date of each Revolving Loan or the date on which a Letter of Credit is issued, extended or renewed, the following statements shall be true, and each request by the Borrower for a Revolving Loan, and each Letter of Credit Application, shall be deemed to be a representation and warranty by the Borrower that:

             (1) The representations and warranties contained in this Agreement and contained in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Revolving Loan or such issuance, extension or renewal as though made on and as of such date (except representations and warranties which specifically state a reference date therein); and

             (2) No Default or Event of Default shall have occurred and be continuing, or would result from or after giving effect to such Revolving Loan or such issuance, extension or renewal; and

      (b) At the time of such Revolving Loan or such issuance, extension or renewal, the sum of (1) the aggregate outstanding principal amount of all Revolving Loans plus (2) the Available Amount plus (3) all unpaid Reimbursement Obligations shall not exceed the Borrowing Base.


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      To induce the Agent and each Lender to enter into this Agreement, the Borrower represents and warrants to the Agent and each Lender that:

      Section 4.1 Incorporation, Good Standing, and Due Qualification. Each of the Borrower and each Guarantor: (a) is a corporation duly organized, validly existing, and in good standing under the jurisdiction of its organization; (b) has all power and authority necessary to own its properties and to carry on the business in which it is now engaged or proposed to be engaged; and (c) is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which such qualification is required except where the failure to so qualify shall not have a Material Adverse Effect.

      Section 4.2 Corporate Power and Authority. The execution and delivery by the Borrower and each Guarantor of the Loan Documents and the performance by the Borrower and each Guarantor of the Loan Documents, and the borrowings and other extensions of credit hereunder, are within the powers of the Borrower and each Guarantor and have been duly authorized by all necessary corporate and, if required, shareholder action, and do not and will not (a) violate (i) the certificate of incorporation or other constitutive documents or bylaws of the Borrower or any Guarantor, or (ii) any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Borrower or any Guarantor, or (b) be in conflict with, result in a breach of or constitute (along or with notice or lapse of time or both) a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor or their properties may be bound or affected, or (c) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Guarantor except as contemplated hereunder in favor of the Lenders.

      Section 4.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when executed and delivered will be, legal, valid, and binding obligations of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

      Section 4.4 Financial Statements and Condition; Full Disclosure.

      (a) The Borrower has submitted to the Lenders various financial statements and information, including, without limitation, its annual audited financial statements for the fiscal year ended December 31, 2001 and its Form 10-Q for the fiscal quarter ended September 30, 2002, and the Borrower represents that all of said financial information is true and correct in all material respects; that such financial information fairly presents the consolidated financial condition and the consolidated results of operations of the Borrower and its Subsidiaries as of the dates thereof and for the periods indicated therein; that such financial statements disclose all material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the dates thereof and for the periods indicated therein; that such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved; that, as of the date of said financial information submitted, there were no material undisclosed unrealized or anticipated losses from any unfavorable commitments of the Borrower or any of its Subsidiaries; and that, since September 30, 2002 there has been no event which has had a Material Adverse Effect.

      (b) Excluding intercompany debt, each of the Borrower and each Guarantor is, and on the date of each Loan and the date of issuance, extension or renewal of each Letter of Credit will be, Solvent.

      (c) Except as set forth in Schedule 4.4, upon consummation of the transactions contemplated under the Loan Documents, the Borrower and the Guarantors will not have any outstanding Indebtedness other than the Debt under this Agreement and trade debt incurred in the ordinary course of business.

      (d) Neither this Agreement nor any written information, exhibit, report, document, or certificate furnished to Lenders by or on behalf of the Borrower in connection with or pursuant to this Agreement contained or contains any material misstatement of fact or omitted or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Borrower that materially adversely affects or that, insofar as the Borrower can now reasonably foresee, may materially adversely affect, the condition, financial or otherwise, operations, properties, or prospects of the Borrower or any Guarantor, except possible worldwide events such as war or acts of terrorists, or the ability of the Borrower or any Guarantor to carry out its obligations under any of the Loan Documents to which it is or will be a party.

      Section 4.5 Other Agreements; No Default. Neither the Borrower nor any Guarantor has any material contracts, agreements, leases or commitments which have not been previously disclosed to the Lenders. Neither the Borrower nor any Guarantor is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any contract, agreement, lease or instrument to which the Borrower or any Guarantor is a party to the extent that such default would have a Material Adverse Effect. Each of the Borrower and each Guarantor enjoys peaceful and undisturbed possession under all leases to which it is a party.

      Section 4.6 Litigation. Except as set forth in Schedule 4.6, there is no pending or, to the Borrower's knowledge, threatened action, suit or proceeding before any court, Governmental Authority, board of arbitration, or arbitrator against the Borrower or any Guarantor or for or on behalf of the Borrower or any Guarantor or in which the Borrower or any Guarantor or any of their properties or assets is or may otherwise become involved which may, in any one case or in the aggregate have a Material Adverse Effect nor, to the Borrower's knowledge, is there any basis therefor. Except as set forth in Schedule 4.6, neither the Borrower nor any Guarantor has received any summons, citation, directive, letter, or other communication from any Governmental Authority concerning any intentional or unintentional violation or alleged violation of any Environmental Laws.

      Section 4.7 No Defaults on Outstanding Judgments or Orders. Neither the Borrower nor any Guarantor is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any Governmental Authority which may, in any one case or in the aggregate, have a Material Adverse Effect.

      Section 4.8 Ownership and Liens. Except as set forth on Schedule 4.8, the Borrower and the Guarantors have good and marketable title to all of their assets, and none of such assets is subject to any security interest or lien except in favor of Lenders.

      Section 4.9 Subsidiaries. The Borrower has no Subsidiaries other than as set forth in Schedule 4.9. None of the Borrower's non-domestic Subsidiaries (excluding those set forth in Schedule 4.9) has a net worth of greater than $10,000.00.

      Section 4.10 Operation of Business. Each of the Borrower and each Guarantor possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any Guarantor is in violation of any rights of others with respect to any of the foregoing except where the failure to possess such licenses or any such violation would not cause a Material Adverse Effect. No claims have been received by the Borrower's or any Guarantor's officers or directors to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by it in connection with such business may infringe any Patent, Trademark, service mark, trade name, Copyright, License or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting it contesting its right to sell or use any such product, process, method, substance, part or other material where such claim or litigation, if decided adversely to the Borrower or any Guarantor, would have a Material Adverse Effect, or (iii) there has been any infringement or violation of any Patent, Trademark, service mark, trade name, Copyright, License or other right owned by the Borrower or any Guarantor which if continuing, would have a Material Adverse Effect.

      Section 4.11 Taxes. The Borrower and the Guarantors have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon which are due, including interest and penalties, except where the failure to file such returns would not have a Material Adverse Effect.

      Section 4.12 Indebtedness. Set forth in Schedule 4.4 hereto is a complete and correct list of all Indebtedness of the Borrower and the Guarantors. The maximum principal or face amounts of the obligations set forth, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

      Section 4.13 Capital Stock. All of the outstanding shares of stock of the Borrower and each Guarantor have been duly authorized and are validly issued, fully paid, and non-assessable, are not subject to any right or claim of rescission against the Borrower or any Guarantor, and have been offered, sold and issued by the Borrower and the Guarantors in compliance with or exempt from all applicable federal and state securities laws and, in the case of the Guarantors, are owned as more particularly set forth in Schedule 4.13, in each case free and clear of all liens, pledges, charges or other encumbrances except in favor of the Lenders.

      Section 4.14 Margin Securities. None of the proceeds of any Loans and none of the Letters of Credit will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, as that term is defined in Regulations U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security, or for any other purpose which might cause any of the Loans or any of the Letters of Credit to be considered a "purpose credit" within the meaning of Regulation T, U, or X of the Federal Reserve Board. Less than twenty-five percent (25%) of the Borrower's or any Guarantor's assets and none of the Collateral or any collateral covered by the Guarantor Security Agreement constitute margin securities. The Borrower will neither take, nor permit any Guarantor or any agent acting on its behalf to take, any action which might cause any transaction or obligation or right created by this Agreement, or any document or instrument delivered pursuant hereto, to violate any regulation of the Federal Reserve Board.

      Section 4.15 Fiscal Year. The fiscal year of the Borrower for financial accounting purposes ends on December 31 of each calendar year.

      Section 4.16 No Broker's Fees. The Borrower is not obligated to pay any brokerage commissions, finder's fees, appraisal fees, or investment banking fees in connection with the transactions contemplated by this Agreement.

      Section 4.17 Governmental Consents and Regulatory Approvals. The Borrower and the Guarantors have obtained all consents, licenses, and other approvals from all governmental authorities required in connection with the execution, delivery, and performance by the Borrower and the Guarantors of the Loan Documents and the consummation of the transactions contemplated thereby.

      Section 4.18 Eligible Accounts Receivable. Each Account that the Borrower and the Secured Guarantors represent or warrant to be an Eligible Account Receivable in each Borrowing Base Certificate or other certification delivered by the Borrower and the Secured Guarantors pursuant to this Agreement will be, as of the date so certified, an Eligible Account Receivable unless the Lenders shall in their good faith credit judgment determine such Account to not be an Eligible Account Receivable.

      Section 4.19 Environmental Compliance.  Except as set forth in Schedule
4.19:

      (a) the Property and the current and anticipated use thereof materially comply with all Environmental Laws and all other laws, ordinances or regulations pertaining to the use and operation of such premises;

      (b) to the best of the Borrower's knowledge, no Release of any Contaminants has occurred or is now occurring upon the Property; and

      (c) neither the Borrower nor the Property has been, is now or is threatened to be the subject of any Enforcement Action.

      Section 4.20 Compliance with Laws. Neither the Borrower nor any Guarantor is in violation of any laws, ordinances, rules or regulations applicable to it, of any federal, state or municipal governmental authorities, instrumentalities or agencies including, without limitation, ERISA, the United States Occupational Safety and Health Act of 1970, as amended, and all Environmental Laws, as such may be amended, where such violation would have a Material Adverse Effect.

      Section 4.21 Events of Default. No Default or Event of Default has occurred and is continuing.

      Section 4.22 Union Contracts. Neither the Borrower nor any Guarantor is a party to any collective bargaining or union agreement, except as set forth on the attached Schedule 4.22. The union Contracts set forth on Schedule 4.22 are in full force and effect and are not currently subject to renegotiations. Each of the Borrower and each Guarantor is in material compliance with the terms and conditions of all such union Contracts and neither the Borrower nor any Guarantor knows of any threatened work stoppage by any union members.

      Section 4.23 ERISA. Each of the Borrower and the ERISA Affiliates is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor
                                      -43-
a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan, except as set forth on Schedule 4.23; the Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of such Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or such Plan under Title IV of ERISA; and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

      Section 4.24 Offices. The chief executive office, principal place of business and state of incorporation of the Borrower and each Secured Guarantor, the organizational number of the Borrower and each Secured Guarantor, and the office where Borrower's records concerning the Collateral are kept are set forth on Schedule 4.24.


                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that until the Commitments are irrevocably terminated and payment is made in full of the Loans and all other Obligations and all of its other obligations hereunder are fully performed, the Borrower shall, and shall cause each of the Guarantors to:

      Section 5.1 Maintenance of Existence. Subject to Section 5.16, preserve and maintain its existence in its current form of organization and good standing in the jurisdiction of its organization, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required except where the failure to so qualify shall not have a Material Adverse Effect and except that a Subsidiary may merge or consolidate with any other Subsidiary or with its parent company provided the surviving entity of such merger or consolidation is obligated as a Borrower or Guarantor under this Agreement and the other Loan Documents, as applicable.

      Section 5.2 Maintenance of Records. Keep proper and adequate records and books of account, in which proper and adequate and complete entries will be made in accordance with GAAP consistently applied.

      Section 5.3 Maintenance of Properties. Maintain, keep, and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to so keep and preserve shall not have a Material Adverse Effect.

      Section 5.4 Conduct of Business. Continue to engage in a business of the same general type as conducted and proposed to be conducted by it on the date of this Agreement.

      Section 5.5 Maintenance of Insurance.

      (a) Keep its properties, including without limitation its Inventory, and the Property insured against fire, theft and other hazards (so-called "All Risk" coverage) in amounts and with companies satisfactory to the Agent to the same extent in covering such risks as is customary in the same or a similar business, but in no event in an amount less than the lesser of (i) the total indebtedness hereunder or (ii) the amount necessary to avoid any co-insurance penalty, each policy for which shall name Lenders as loss payees as their interests may appear, (b) maintain public liability coverage against claims for personal injuries, death or property damage in an amount deemed reasonable by Lenders, which policy shall name Lenders as an additional insureds, and (c) maintain all worker's compensation, employment or similar insurance as may be required by applicable law. Such insurance coverage shall provide for a minimum of thirty
(30) days' written cancellation notice to the Agent. The Borrower agrees to deliver certificates of insurance to the Agent. In the event of any loss or damage to the Collateral, the Borrower shall give prompt written notice to the Agent and to its insurers of such loss or damage and shall properly file its proofs of loss with said insurers.

      Section 5.6 Compliance With Laws. Comply in all material respects with all applicable laws, rules, regulations, and orders of Governmental Authorities, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, provided that the Borrower may contest any such compliance in good faith upon making adequate reserves in accordance with GAAP for the consequences of any noncompliance.

      Section 5.7 Right of Inspection. At any reasonable time and from time to time, permit the Agent and each Lender or any agent or representative of any Lender to examine and make copies of and abstracts from the records, including without limitation computer records, and books of account of, and visit the properties of, the Borrower and each Guarantor and to discuss the affairs, finances, and accounts of the Borrower and each Guarantor with any of its or their officers and directors and its or their independent accountants (who, by this reference, are authorized by the Borrower to discuss such authorized matters with the Agent and each Lender or any agent or representative of the Agent and each Lender).

      Section 5.8 Reporting Requirements. Furnish or cause to be furnished to the Agent and each Lender:

      (a) As soon as available and in any event within ninety-five (95) days after the end of each fiscal year or (if earlier) when filed with the SEC, consolidated financial statements of the Borrower and its consolidated Subsidiaries including a balance sheet and statements of income, operations, retained earnings and cash flows with accompanying footnotes of the Borrower and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all in reasonable detail and accompanied by an unqualified audited report thereon by an independent certified public accountant of national standing reasonably acceptable to the Lenders, which shall state that such financial statements present fairly the consolidated financial condition as at the end of such fiscal year, and the consolidated results of operations and changes in financial position for such fiscal year, of the Borrower and its consolidated Subsidiaries in accordance with GAAP.

      (b) Within fifty (50) days after the end of each fiscal quarter or (if earlier) when filed with the SEC, consolidated financial statements of the Borrower and its consolidated Subsidiaries including a balance sheet and statements of income and cash flows, prepared and certified as being true, complete and correct by the chief financial officer of the Borrower.

      (c) Within fifty (50) days after the end of each fiscal quarter and within ninety-five (95) days after the end of each fiscal year, a Certificate of Compliance.

      (d) On a monthly basis, within twenty (20) days following the end of each month, a Borrowing Base Certificate in the form attached hereto as Exhibit F (a "Borrowing Base Certificate").

      (e) Promptly upon receipt thereof, and in any event simultaneously with the delivery of the financial statements required by Section 5.8(a), copies of any reports and management letters submitted to the Borrower by independent certified public accountants in connection with the examination of financial statements.

      (f) Within (i) five (5) days subsequent to filing with the Internal Revenue Service, copies of the first four pages of the federal income tax returns of the Borrower and, upon request by the Lenders, the entire federal income tax returns of the Borrower, and (ii) five (5) days subsequent to filing with the SEC, copies of all Forms 8-K, 10-K and 10-Q filed with the SEC.

      (g) Promptly after the commencement or threat thereof, notice of all actions, suits, and proceedings before any Governmental Authority affecting the Borrower or any Guarantor, which, if determined adversely to the Borrower or such Guarantor, could have a Material Adverse Effect, and such additional information regarding such actions, suits, and proceedings as any Lender may request from time to time.

      (h) Immediately upon the occurrence of each Default or Event of Default, a written notice to the Lenders signed by the president or chief financial officer of the Borrower setting forth the details of such Default or Event of Default and the action which is being taken or proposed to be taken by the Borrower with respect thereto.

      (i) Upon request of the Agent, copies of all reports (including annual reports) and notices which the Borrower or any ERISA Affiliate files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible but not later than ten (10) days after the Borrower or any ERISA Affiliate knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any ERISA Affiliate has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower or an ERISA Affiliate, as the case may be, proposes to take with respect thereto.

      (j) Promptly upon the occurrence of any material adverse change in the condition (financial or otherwise), operations, properties or business of the Borrower or any Secured Guarantor, a written notice to the Lenders signed by the president or chief financial officer of the Borrower setting forth the details thereof.

      (k) Such other available information respecting the condition or operations, financial or otherwise, of the Borrower or any Guarantor as the Agent or any Lender may from time to time reasonably request.

Except as otherwise provided in this Section 5.8, the reports described above shall be in form and detail as shall be satisfactory to the Agent and shall be certified by the Borrower's chief financial officer as being true, complete and correct in all material respects.

      Section 5.9 Eligible Accounts Receivable.  [Intentionally Omitted]

      Section 5.10 Collateral. (a) Preserve the Collateral in good condition and order and not permit it to be abused or misused, (b) not allow any of the Collateral to be affixed to real estate unless such real estate is subject to a Lien in favor of the Agent, for the benefit of the Lenders, (c) upon request of Lenders, prepare to deliver all proceeds of the Collateral to the Agent immediately upon receipt in the identical form received without commingling with other property, (d) if an Event of Default has occurred and is continuing, if required by the Agent, notify Account Debtors and obligors that their accounts, instruments, documents, contracts and all of the Borrower's rights to receive payments have been assigned to the Agent, for the benefit of the Lenders, and are to be paid directly to the Agent, (e) take reasonable and necessary steps to preserve the liability of Account Debtors, obligors, and secondary parties whose liabilities are part of the Collateral, (f) take any action required by the Agent with reference to the federal Assignment of Claims Act of 1940, (g) upon the occurrence and continuance of an Event of Default, immediately upon request by the Agent: (A) transfer possession or permit the Agent or any Lender to take possession of all Collateral; and (B) assign and/or allow the Agent or any Lender to immediately take possession of all instruments and documents which are part of the Collateral, or as to those hereafter acquired, immediately following acquisition, and (i) notify the Agent of any change of location or material adverse change in the condition of any of the Collateral, or of any material adverse change in any fact or circumstance warranted or represented by the Borrower herein or furnished to the Agent or any Lender.

      Section 5.11 Defend Collateral. Defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein and, in the event Lenders' security interests in the Collateral, or any part thereof, is reasonably likely to be impaired by an adverse decision, allow the Lenders to contest or defend any such claim or demand in the

Borrower's name and pay, upon demand, the Lenders' reasonable costs, charges and expenses, including, without limitation reasonable attorneys' fees in connection therewith.

      Section 5.12 Environmental Covenants. Provide at the expense of the Borrower an environmental site assessment of the Property if an Event of Default shall have occurred and be continuing or the Agent shall have reasonable cause to believe that an actual or threatened violation of an Environmental Law has occurred, is occurring or is about to occur, in each case prepared by an independent environmental consulting or engineering firm acceptable to the Agent in its sole discretion and in each case stating conclusions satisfactory to the Agent in its sole discretion, together with such additional environmental studies, audits, site assessments or remedial or corrective actions as shall be reasonably required by the Agent or recommended by any such environmental site assessment. Should the Borrower fail to commence any such environmental site assessment, study, audit or remedial or corrective action within thirty (30) days of the Agent 's written request, the Agent shall have the right but not the obligation to retain an environmental consultant to perform the same, at the Borrower's expense, and all costs and expenses incurred by the Agent in connection therewith shall be payable by the Borrower upon demand.

      Section 5.13 Operating Accounts. Maintain at all times all of its primary operating and depository accounts with the Agent.

      Section 5.14 Permitted Acquisitions.

      (a) Subject to the provisions of this Section 5.14, the Borrower and any of the Guarantors may from time to time during the term of this Agreement, effect Permitted Acquisitions, so long as (in each case except to the extent the Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given the Agent and the Lenders at least ten (10) Business Days' prior written notice of any Permitted Acquisition and in the case of any Permitted Acquisition involving the creation of an Affiliate or Subsidiary, the Borrower shall have obtained the written consent of Lenders thereto; (iii) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and (iv) the aggregate consideration paid in any fiscal year of the Borrower, in connection with all Permitted Acquisitions, shall not exceed $1,500,000.

      (b) The Borrower shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by the Agent.

      (c) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications by the Borrower (or by one or more of its officers) pursuant to Section 5.14(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder.

      (d) Any Subsidiary which is party to a Permitted Acquisition or created or acquired as a result of a Permitted Acquisition shall promptly become a Guarantor hereunder and execute such documents and agreements as the Lenders shall deem necessary in their reasonable discretion.

      Section 5.15 Notice of Certain Events. Give prompt written notice to the Agent and the Lenders of:

      (a) any material dispute that arises between the Borrower or any Guarantor and any Governmental Authority or law enforcement agency;

      (b) any labor controversy resulting or likely to result in a strike or work stoppage against the Borrower or any Guarantor;

      (c) any proposal by any public authority to acquire assets or business of the Borrower or any Guarantor;

      (d) the location of any Collateral other than at the Borrower's or any Secured Guarantor's places of business disclosed in this Agreement other than
(i) Collateral in transit in the ordinary course of the Borrower's or any Guarantor's businesses and (ii) Collateral having a value of less than $250,000;

      (e) any proposed or actual change of the name, identity, jurisdiction of incorporation or organization, or corporate structure of the Borrower or any Guarantor;

      (f) any other matter which has resulted or is reasonably likely to result in a Material Adverse Effect;

      (g) any notice of default received from any landlord where the Borrower or any Secured Guarantor locates Collateral or any collateral covered by the Guarantor Security Agreement; and

      (h) any information received by the Borrower with respect to the Collateral, and any information received by the Borrower or any Secured Guarantor with respect to the collateral covered by the Guarantor Security Agreement, that may materially adversely affect the aggregate value thereof or the rights and remedies of the Lenders with respect thereto.

      Section 5.16 Audit by Lenders. At reasonable intervals permit the Lenders to audit the Borrower's and each Guarantor's Books and Records at such times during the Borrower's or such Guarantor's usual business hours on reasonable notice and in such manner and detail as any of the Lenders deems, in its reasonable discretion, is necessary. Without limiting the generality of the foregoing, the Lenders shall be allowed to verify the Accounts and Inventory and confirm with Account Debtors the validity and amount of Accounts.

      Section 5.17 Payment of Principal Interest and Fees. Pay, when due, the payments of principal, interest and other charges hereunder and under the Notes in accordance with Sections 2.1, 2.2A, 2.2B and 2.3.

      Section 5.18 Transaction Expenses. Upon demand, pay all out-of-pocket Transaction Expenses to the Lenders.


                                   ARTICLE 6

                               NEGATIVE COVENANTS

      The Borrower covenants and agrees that, until the Commitments are irrevocably terminated and payment is made in full of the Loans and all other Obligations and all its other obligations hereunder are fully performed, without the consent of Lenders, the Borrower shall not, and shall not permit any of the Guarantors to:

      Section 6.1 Liens. Create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

      (a) Liens in favor of the Lenders;

      (b) Liens for taxes or assessments or other government charges or levies not yet due and payable or, if due and payable, Liens for taxes being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP are maintained;

      (c) Liens imposed by law, such as mechanics, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which do not exceed in the aggregate $250,000.00 and which are not past due for more than thirty (30) days, unless such Liens are being contested in good faith by appropriate proceedings and appropriate reserves have been established therefor in accordance with GAAP;

      (d) Liens or security interests upon or in Equipment acquired by the Borrower or the Guarantors with respect to the purchase, construction or lease of movie theatres, in the ordinary course of business, to secure the price of such Equipment or to secure Indebtedness or Capital Lease Obligations permitted under Section 6.4, incurred solely for the purpose of financing such Equipment; provided, that (i) such Equipment is not a component, part or accessory installed on, or an accession, addition or attachment to, any other Equipment or other property of the Borrower or any Guarantor (except other Equipment on which a security interest exists under this clause) and (ii) the Borrower maintains compliance with the financial covenants set forth in Article 7;

      (e) Liens set forth on the attached Schedule 6.1(e);

      (f) Liens securing Debt permitted under Section 6.2(d); and

      (g) Personal property leases and similar liens and purchase money liens securing the cost of acquisition of assets subject to such liens or security interests, provided such leases or liens are in the ordinary course of business.

      Section 6.2 Debt. Create, incur, assume, or suffer to exist any recourse or nonrecourse Indebtedness, except:

      (a) The Debt;

      (b) Indebtedness (if any) described in Schedule 4.4, with renewals, extensions, or refinancings thereof;

      (c) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business and paid within the required time, unless contested by the Borrower in good faith and by appropriate proceedings;

      (d) Capital Lease Obligations permitted under Section 6.4; and

      (e) Indebtedness owed other than to the Lenders, the sole purpose of which shall be to finance the purchase, construction or lease of movie theatres.

      Section 6.3 Mergers, Etc. Except for the Permitted Acquisitions, merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, except that a Subsidiary may merge or consolidate with any other Subsidiary or with its parent company provided the surviving entity of such merger or consolidation is obligated as a Guarantor under this Agreement and the other Loan Documents, as applicable.

      Section 6.4 Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except (a) leases existing on the date of this Agreement as set forth in
Schedule 6.4 and any extensions or renewals thereof, (b) Capital Leases in an aggregate amount not to exceed $1,000,000 at any time, and (c) operating leases in the ordinary course of business.

      Section 6.5 Sale and Leaseback. Sell, transfer, or otherwise dispose of any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

      Section 6.6 Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired assets except: (a) for Inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (c) any transaction listed in Schedule 6.6 or disclosed to the Lenders in writing prior to the Closing Date.

      Section 6.7 Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable upon the obligations of any Person, firm or corporation, or enter into any purchase or option agreement or other arrangement having substantially the same effect as such a guarantee, except by the endorsement of negotiable instruments for deposit or collection, obligations of Subsidiaries under leases and mortgages, or similar transactions in the ordinary course of business.

      Section 6.8 Subsidiaries. Except for the Permitted Acquisitions, create, form, organize or otherwise acquire an interest in any Subsidiary or Affiliate.

      Section 6.9 Fiscal Year.  Change its fiscal year.

      Section 6.10 Accounting Methods. Make or consent to a material change (a) in the stock ownership or structure of the Borrower or in the manner in which business of the Borrower is conducted which could in any way adversely affect the repayment of the Obligations or have or result in a Material Adverse Effect, or (b) in its method of accounting unless such change is within the permissible standards of GAAP.

      Section 6.11 Inventory Locations. Move Inventory to or otherwise maintain Inventory at a location with respect to which the Borrower or any Secured Guarantor has not delivered to the Agent (i) a lessor's consent and agreement from the lessor thereof, (ii) a subordination, nondisturbance and attornment agreement from each mortgagee thereof and (iii) such other documents or instruments as the Agent shall deem necessary in its sole discretion in order to create or maintain a first priority perfected security interest in such Inventory in favor of the Agent for the benefit of the Lenders, in each case in form and substance satisfactory to the Agent in its sole discretion.

      Section 6.12 Name Changes. Change its corporate name or conduct its business under any trade name or style other than as set forth in this Agreement.

      Section 6.13 Prohibited Transfers. Transfer, in any manner, either directly or indirectly, any cash, property, or other assets of the Borrower to any parent or any of its Affiliates, Subsidiaries, or related entities, other than sales made in the ordinary course of business and for fair consideration on terms no less favorable than if such sale had been an arms-length transaction between the Borrower and an unaffiliated or unrelated entity. All accounts payable due Affiliates or related entities shall be subordinate to all sums due the Lenders and shall be payable in the ordinary course of business in accordance with customary invoice terms, provided that the Lenders have not demanded repayment of any of the Obligations or an Event of Default has not occurred and is continuing.

      Section 6.14 Jurisdiction. Change its jurisdiction of organization other than as set forth herein.


                                   ARTICLE 7

                              FINANCIAL COVENANTS

      The Borrower covenants and agrees that until the Commitments are irrevocably terminated and payment is made in full of the Loans and all other Obligations and all its other obligations hereunder are fully performed, the Borrower shall (as to the Borrower and any of its Subsidiaries) on a consolidated basis in accordance with GAAP:

      Section 7.1 Minimum Fixed Charge Coverage Ratio. Maintain (a) on a rolling four quarter basis as of the end of each fiscal quarter of the Borrower through and including December 31, 2003, a ratio of (i) EBITDA for such period minus total Capital Expenditures during such period minus total dividends paid during such period plus $2,000,000 divided by (ii) Current Maturities of Long-Term Debt as of the end of such period plus Interest Expense for such period plus total corporate income tax provision (if positive) for such period of not less than 1:00:1:00 and (b) on a rolling four quarter basis as of the end of each fiscal quarter of the Borrower on and after March 31, 2004, a ratio of
(i) EBITDA for such period minus Capital Expenditures during such period minus total dividends paid during such period divided by (ii) Current Maturities of Long-Term Debt as of the end of such period plus Interest Expense for such period plus total corporate income tax provision (if positive) for such period of not less than 1:00:1:00.

      Section 7.2 Minimum Tangible Net Worth. Maintain as of the end of each fiscal quarter of the Borrower, beginning with the fiscal quarter of the Borrower ended December 31, 2002, Tangible Net Worth equal to the sum of (x) $19,500,000 plus (y) at the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2003, fifty percent (50%) of the Borrower's net income (if positive) for such fiscal year.

      Section 7.3 Maximum Total Funded Debt Ratio. Maintain as of the end of each fiscal quarter of the Borrower beginning with the fiscal quarter ended December 31, 2002, and each fiscal quarter end thereafter, a ratio of (i) total Funded Debt divided by (ii) EBITDA for the period of four consecutive fiscal quarters then ended of not more than 5.0:1.0.

      Section 7.4 Maximum Leverage Ratio. Maintain as of the end of each fiscal quarter of the Borrower beginning with the fiscal quarter ended December 31, 2002, and each fiscal quarter end thereafter, a ratio (the "Leverage Ratio") of
(i) total Senior Funded Debt divided by (ii) EBITDA for the period of four consecutive fiscal quarters then ended of not more than 3.0:1.0.

      Section 7.5 Certain Financial Terms. For purposes of this Article 7, the following terms shall have the following meanings:

      (a) "Capital Assets" means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

      (b) "Capital Expenditures" means amounts paid or accrued by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

      (c) "Current Maturities of Long-Term Debt" means, with respect to all Debt which, in accordance with GAAP, may be properly classified as long-term debt, the portion of such Debt which is due within one (1) year from the date of determination thereof.

      (d) "EBITDA" means earnings (or losses) from operations for any period, after all expenses and other proper charges but before payment or provision for any depreciation, amortization, income taxes and increased by interest expense (including non-cash interest expense).

      (e) "Funded Debt" means Indebtedness formalized by the issuing of bonds or notes.

      (f) "Interest Expense" means, for any period, the interest expense of the Borrower and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP, and shall in any event include, without limitation, (a) the amortization of debt discounts, (b) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (c) the portion of any capitalized lease obligation allocable to interest expense, (d) all fixed and all calculable dividend payments on preferred stock, and (e) all payments of interest expense in kind.

      (g) "Senior Debt" means (i) Indebtedness of the Borrower other than Subordinated Debt, and (ii) any joint venture debt facilities guaranteed by the Borrower.

      (h) "Subordinated Debt" means Indebtedness of the Borrower which is subordinated in payment and priority to the Debt upon terms and conditions and pursuant to subordination agreements satisfactory to the Lenders in their sole discretion, including, but not limited to, the Subordinated Notes and the Subordinated Debentures.

      (i) "Tangible Net Worth" means, as at any date of determination thereof,
(a) the amount at which common stockholders' equity and preferred stock would be shown on a balance sheet at such date, minus (b) amounts at which goodwill and any other intangibles and amounts owed by Affiliates would be shown on such balance sheet.


                                   ARTICLE 8

                              GRANT OF COLLATERAL

      Section 8.1 Grant of Security Interest.

      (a) Subject to the Permitted Encumbrances, as collateral security for the prompt and complete payment and performance of the Obligations, the Borrower hereby grants to the Lenders Security Interests in and Liens upon all of its properties, assets and rights, wherever located, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including, all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts, Chattel Paper, Commodity Accounts, Commodity Contracts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Health-care Insurance Receivables, Instruments, Intellectual Property, Inventory, Investment Properties, Letter-of-Credit Rights, Payment Intangibles, Promissory Notes, Software, Supporting Obligations, Tangible Chattel Paper, Certificated Securities, Financial Assets, Negotiable Instruments, Securities Accounts, Securities, Security Entitlements and Uncertificated Securities; and to the extent not otherwise included, all Proceeds and products of all and any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Financing Agreement, collectively, the "Collateral").

      (b) The Borrower and Lenders agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lenders. The Borrower represents, warrants and promises to Lenders that: (i) the Borrower is the sole owner of each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, and has good and marketable title thereto free and clear of any and all Liens or claims of others, other than Permitted Encumbrances or Liens being released on the Closing Date; (ii) the Security Interests granted pursuant to this Agreement constitute valid perfected Security Interests in all of the Collateral in favor of the Lenders as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from the Borrower, and such Security Interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances and those being released on the Closing Date which have priority by operation of law; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. The Borrower promises to defend the right, title and interest of the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever, and shall take such actions, including (x) the prompt delivery of all original Instruments, Chattel Paper and certificated Stock owned by the Borrower to Lenders, (y) notification of Lenders' interest in Collateral at Lenders' request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve the Borrower's and Lenders' respective and several interests in the Collateral. The Borrower shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents.

      8.2 The Mortgage. As additional collateral security for the prompt and complete payment and performance of the Obligations, the Borrower hereby grants to the Lenders all of its rights, title and interest now owned or hereafter acquired in and to that certain property known as 110 Richards Avenue, Norwalk, Connecticut, pursuant to the terms of that certain Open-End Mortgage Deed and Security Agreement dated the date hereof by and among the Borrower and Lenders (the "Mortgage").

      8.3 Lenders' Rights.

      (a) Any Lender may, (i) at any time in such Lender's own name or in the name of the Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to such Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper or other Collateral, and
(ii) after an Event of Default which is continuing, at any time and without prior notice to the Borrower, notify Account Debtors, parties to Contracts, and obligors in respect of Chattel Paper, Instruments, or other Collateral that the Collateral has been assigned to the Lenders and that payments shall be made directly to the Agent. Upon the request of any Lender, the Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. The Borrower hereby constitutes each Lender or Lender's designee as the Borrower's attorney with power to endorse the Borrower's name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

      (b) It is expressly agreed by the Borrower that, notwithstanding anything herein to the contrary, the Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lenders shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License (between the Borrower and any Person other than Lenders) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lenders shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of the Borrower, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect or enforce any performance or the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

      (c) The Borrower shall, with respect to each owned, leased, or controlled property or facility, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lenders shall have access at any and all times):
(i) provide access to such facility or property to Lenders and any of their officers, employees and agents, as frequently as Lenders determine to be appropriate; (ii) permit the Lenders and any of their officers, employees and agents to inspect, audit and make extracts from all of the Borrower's Books and Records; and (iii) permit Lenders to inspect, review, evaluate and make physical verifications and appraisals of the Collateral in any manner and through any medium that any Lender considers advisable, and the Borrower agrees to render to each Lender, at the Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Borrower shall make available to Lenders and their counsel, as quickly as practicable under the circumstances, originals or copies of all the Borrower's Books and Records and any other instruments and documents which any Lender may request. The Borrower shall deliver any document or instrument reasonably necessary for Lenders, as they may from time to time reasonably request, to obtain records from any service bureau or other Person which maintains records for the Borrower.

      8.4 Lenders' Appointment as Attorney-in-fact. On the Closing Date the Borrower shall execute and deliver a Power of Attorney in the form attached as Exhibit G. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Documents are powers coupled with an interest and shall be irrevocable until the Maturity Date. The powers conferred on the Agent for the Lenders under the Power of Attorney are solely to protect Lenders' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent agrees and promises that (a) it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, (b) Agent shall only exercise the powers granted under the Power of Attorney in respect of Collateral, provided, except as otherwise required by applicable law, Agent shall not have any duty as to any Collateral, and Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NONE OF AGENT OR IT OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE BORROWER FOR ANY ACT OR FAILURE TO ACT PURSUANT TO THE POWERS GRANTED UNDER THE POWER OF ATTORNEY OR OTHERWISE, EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES. The Borrower also hereby authorizes Agent and any Lender to file any financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law.


                                   ARTICLE 9

                               EVENTS OF DEFAULT

      Section 9.1 Events of Default.

      Each of the following shall be an "Event of Default":

             (1) The Borrower shall fail to pay the principal of, premium, if any, or interest on the Notes, or any amount of any fee, or any other liability or indebtedness owing by the Borrower to the Agent or any Lender as set forth herein or in the Notes, which in the case of any payment except the principal of any Loan or any Reimbursement Obligation, continues for more than ten (10) days;

             (2) Any representation or warranty made or deemed made by the Borrower or any Guarantor in any of the Loan Documents, or which is contained in any certificate, document, opinion, report, or financial or other statement furnished at any time under or in connection with any Loan Document, shall have been false in any material respect on or as of the date made or deemed made or furnished;

             (3) The Borrower shall fail to comply with any of the covenants contained in Articles 5, 6 and 7 provided, however, the Borrower shall have a ten (10) day grace period to comply with the reporting requirements contained in Section 5.8;

             (4) The Borrower or any Guarantor shall fail to perform or observe any material term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 9.1) which continues for ten (10) days;

             (5) The Borrower or any Guarantor shall (A) fail to pay any indebtedness for borrowed money in excess of $500,000 (other than the Notes), including any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), (B) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed (including any applicable grace periods), if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (C) be in default under any other indebtedness of the Borrower or such Guarantor to the Agent or any Lender; or any other event or condition shall occur or exist if the effect of such other event or condition is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, whether or not the occurrence of such other event or condition shall be waived by the holder of such indebtedness, provided, however, that the event described on Schedule 9.1(5) shall not be considered an Event of Default;

             (6) The Borrower or any Guarantor (A) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (B) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (C) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (D) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made or which remains undismissed for a period of sixty (60) days or more; or (E) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (F) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more;

             (7) One or more judgments, decrees, or orders for the payment of money which in the aggregate exceeds $250,000.00 shall be rendered against the Borrower or any Guarantor and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

             (8) Any Security Document shall at any time after its execution and delivery and for any reason other than an act or omission by the Agent cease to create a valid and perfected first priority security interest (or such lesser priority security interest as may be specifically set forth therein) in and to the property purported to be subject to such Security Document or otherwise to be in full force and effect, or any Security Document shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under any Security Document, or the Borrower shall fail to perform any of its obligations under any Security Document subject to any notice and cure provisions contained in any Security Document;

             (9) Any event shall occur or exist with respect to the Borrower which could in the opinion of the Agent subject the Borrower to any tax, penalty, or other liability under or in connection with ERISA in excess of $250,000;

             (10) There shall occur any uninsured damage to or loss, theft, or destruction of any of the Collateral having a value of more than $500,000;

             (11) The Borrower or any Guarantor ceases to conduct its business as currently conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or

             (12) There shall occur any material adverse change in the condition (financial or otherwise), operations, properties or business of (i) the Borrower or (ii) the Borrower and its Subsidiaries and Affiliates taken as a whole.

      Upon and after the occurrence and during the continuance of an Event of Default, the Agent may, and upon the request of the Lenders, shall (1) declare the Commitments to be terminated, whereupon the same shall forthwith terminate and/or (2) declare all the outstanding indebtedness evidenced by the Notes and all other amounts payable under this Agreement (including, without limitation, any Make-Whole Premium or termination fee that the Borrower would have been obligated to pay had it then elected to prepay the Notes and terminate the Commitments), to be forthwith due and payable, whereupon the Commitments shall be terminated and the Notes, all such interest, and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of any event described in Section 9.1(6), the Commitments shall terminate and the outstanding Notes, all interest thereon, and all such other amounts payable under this Agreement shall become automatically due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE 10

                                   THE AGENT

      Section 10.1 Appointment. Each of the Lenders and the Issuing Lender hereby designates People's as Agent to act as specified herein and in the other Loan Documents, including without limitation as collateral agent for the benefit of the Lenders with regard to all collateral securing the Loans. Each Lender and the Issuing Lender hereby irrevocably authorize the Agent to take such action on their behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

      Section 10.2 Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Neither the Agent, nor any of its officers, directors, agents, employees or affiliates, shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined in a final and non-appealable decision by a court of competent jurisdiction). The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

      Section 10.3 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Lender, and the Issuing Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and each Guarantor in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and each Guarantor and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the Issuing Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Lender or the Issuing Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document (or with respect to the validity, priority or perfection of any security interests purported to be created hereunder or thereunder) or the financial condition of the Borrower or any Guarantor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower or Guarantors or the existence or possible existence of any Default or Event of Default.

      Section 10.4 Certain Rights of the Agent. If the Agent shall request instructions from the Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Lenders; and the Agent shall incur no liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Lenders.

      Section 10.5 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

      Section 10.6 Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent, in proportion to their respective aggregate Commitments (determined as if there were no Defaulting Lenders and, if all Loans have been repaid in full, as determined immediately before giving effect to such repayment) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Loan Document, or in any way relating to or arising out of this Agreement or any other Loan Document; provided that to the extent that the Agent is reimbursed by the Borrower for amounts paid by the Lenders pursuant to this Section 10.6, the Agent shall reimburse the Lenders for such amounts; provided further, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct (as determined in a final and non-appealable decision by a court of competent jurisdiction).

      Section 10.7 The Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, People's shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," shall, unless the context clearly otherwise indicates, include People's in its individual capacity. People's may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, the Borrower or any Affiliate (or any Person engaged in a similar business with the Borrower or any Affiliate) as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any Affiliate for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

      Section 10.8 Resignation.

      (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Loan Documents at any time by giving fifteen (15) Business Days' prior written notice to the Lenders and the Borrower (provided that no such notice shall be required to be given to the Borrower if a Default or Event of Default of the type described in Section 9.1(6) exists with respect to the Borrower). Any such resignation by the Agent hereunder shall also constitute its resignation as an Issuing Lender, in which case the resigning Agent (x) shall not be required to issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as Issuing Lender with respect to any Letters of Credit issued by it prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

      (b) Upon any such notice of resignation by the Agent, the Lenders shall appoint a successor Agent who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that (i) the Borrower's acceptance of a successor Agent pursuant to this paragraph (b) shall not be unreasonably withheld, (ii) so long as a Default or Event of Default exists at such time such successor Agent shall not be required to be reasonably satisfactory to the Borrower and (iii) any Lender is deemed to be acceptable to the Borrower).

      (c) If a successor Agent shall not have been so appointed within such fifteen (15) Business Day period, the Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed but shall not be required at any time when a Default or Event of Default exists and is continuing), shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Agent as provided above.

      (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the thirtieth (30) Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Lenders shall thereafter perform all the duties of the Agent hereunder and/or under any other Loan Document until such time, if any, as the Lenders appoint a successor Agent as provided above.

      (e) Upon a resignation of the Agent pursuant to this Section 10.8, the Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article 10 shall continue in effect for the benefit of the Agent for all of its actions and inactions while serving as Agent.


                                   ARTICLE 11

                               GENERAL PROVISIONS

      Section 11.1 Amendments. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and Lenders.

      Section 11.2 Notices. All notices, demands, requests, and other communications given under this Agreement shall only be effective if they are
(i) in writing, (ii) actually received by the addressee, and (iii) sent by hand delivery, by facsimile transmission, by reputable express delivery service, or by first-class mail, postage prepaid:

      (a) If to the Agent, to it at:

                  People's Bank
                  350 Bedford Street
                  Stamford, Connecticut  06901
                  Attn:  Mr. Martin Anderson, Vice President
                  Telephone No.:  (203) 359-6116
                  Telecopier No.:  (203) 359-6146

          With a copy to:

                  Shipman & Goodwin LLP
                  One Landmark Square, Suite 1700
                  Stamford, Connecticut  06901
                  Attn:  Steven M. Gold, Esq.
                  Telephone No.:  (203) 324-8102
                  Telecopier No.:  (203) 324-8199

      (b) If to a Lender, to its address as set forth in Schedule 2

      (c) If to the Borrower, to it at:

                  Trans-Lux Corporation
                  110 Richards Avenue
                  Norwalk, Connecticut  06854

                  Attn:  Angela D. Toppi, Executive Vice President
                                              and Chief Financial Officer
                  Attn:  Michael R. Mulcahy, President
                  Telephone No.:  (203) 853-4321 ext. 315
                  Telecopier No.:  (203) 866-9496

          With a copy to:

                  Weisman Celler Spett & Modlin, P.C.
                  445 Park Avenue
                  New York, New York  10022
                  Attn:  Howard S. Modlin, Esq.
                  Telephone No.:  (212) 371-5400
                  Telecopier No.:  (212) 371-5407

or to such other address (and/or facsimile transmission number) as the Borrower or the Agent, or such Lender, as the case may be, shall have specified in a notice sent to the others in accordance with this Section 11.2.

      Section 11.3 No Waiver; Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, power, or remedy under any of the Loan Documents shall operate as a waiver of such right, power, or remedy, nor shall any single or partial exercise of any right, power, or remedy under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

      Section 11.4 Successors and Assigns.

      (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns; provided, however, that the Borrower shall not (by agreement, operation of law, or otherwise) assign any of its rights, or delegate any of its obligations, under any of the Loan Documents to which the Borrower is a party without the prior written consent of the Agent and the Lenders, and any such assignment or delegation made without such consent shall be null and void. Each Lender may sell participations in, or may, subject to Section 11.4(b), assign, all or any part of any of the Loans and its rights and obligations hereunder to another lender, in which event (a) in the case of an assignment, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Lender hereunder; and (b) in the case of a participation, the participant shall have no rights under the Loan Documents. The agreement executed by such Lender in favor of the participant shall not give the participant the right to require such Lender to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant or any fee payable to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount below that which such participant is entitled to receive under its agreement with such Lender. A Lender may furnish any information concerning the Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall, if requested by the Borrower, require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information, except as required by applicable laws or regulatory or governmental authorities. Any Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Notes to any of the twelve
(12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release such Lender from its obligations under any of the Loan Documents.

      (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments have terminated, its outstanding Obligations) hereunder to (i)(A) its parent company and/or any Affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) one or more other Lenders or (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders of such Commitments and related outstanding Obligations hereunder (or, if the Commitments have terminated, its outstanding Obligations) to an Eligible Transferee (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement (it being understood that any assignment pursuant to clause (y) above by any Lender described in preceding clause (x)(ii) must meet the $1,000,000 minimum described above unless the respective assignment is of all the Commitments and related outstanding Obligations held by such Lender and any other fund that invests in bank loans and is managed by the same investment advisor of any Lender or by an Affiliate of such investment advisor), provided that (i) at such time, Schedule 2 shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes (if any) by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of this Agreement (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Agent shall be required in connection with any such assignment pursuant to clause (y) above or any such assignment of Revolving Loan Commitments pursuant to clause (x) above (which consents shall not be unreasonably withheld or delayed), (iv) the consent of the Issuing Lender shall be required in connection with any such assignment of Revolving Loan Commitments (which consents shall not be unreasonably withheld or delayed), (v) the Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and (vi) no such transfer or assignment will be effective until recorded by the Agent on the Register pursuant to Section 11.20. To the extent of any assignment pursuant to this
Section 11.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 11.4(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service forms. To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations would, at the time of such assignment, result in increased costs greater than those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

      Section 11.5 Costs, Expenses, and Taxes; Indemnification.

      (a) The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lenders with respect thereto and with respect to advising the Lenders as to their rights and responsibilities under any of the Loan Documents including without limitation, ongoing advice following the effectiveness of this Agreement and all costs and expenses, if any, in connection with the protection, collection and/or other enforcement of this Agreement or any of the other Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any of the Loan Documents, and agrees to hold and save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes and fees.

      (b) To the fullest extent permitted by applicable law, the Borrower shall defend, indemnify and hold harmless the Agent, each Lender, any other holder of the Notes and each of the present and future shareholders, partners, directors, officers, employees, agents, counsel and successors and assigns of each of them (collectively with the Agent and each Lender the "Lender Parties") from and against any and all loss, cost, expense, claim, liability (including strict liability) or asserted liability incurred from or out of the Loans, the execution, delivery or performance of this Agreement, or any of the documents or instruments to be executed and delivered hereunder, or otherwise arising out of the debtor/creditor relationship between them, the Agent and each Lender or the other Lender Parties relating to the Loans, the exercise of any of the Agent's and each Lender's rights under the Loan Documents, any litigation or proceeding instituted or conducted by any Governmental Authority, any act or omission of the Borrower or otherwise, except to the extent (and only to the extent) that the same arises from the gross negligence or willful misconduct of the Agent or any Lender.

      (c) Without limiting the generality of the preceding subparagraph (b), the Borrower agrees to defend, protect, indemnify and hold harmless the Lender Parties from and against, and to reimburse the Lender Parties on demand with respect to, any and all matters of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lender Parties at any time and from time to time by reason of or arising out of any violation of any Environmental Laws, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Contaminant or any action, suit, proceeding or investigation brought or threatened with respect to any Contaminant (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case, including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding.

      (d) The obligations of the Borrower described in this Section 11.5 shall survive the closing of the transactions described in this Agreement, including the making of any and all Loans and the payment and satisfaction of the Notes.

      Section 11.6 Right of Setoff. The Agent and each Lender are hereby authorized at any time and from time to time without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or the Notes or any of the other Loan Documents, irrespective of whether or not Lender shall have made any demand under this Agreement or the Notes or such other Loan Document and although such obligations may be unmatured. The Agent or such Lender agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Agent and each Lender under this Section 11.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent or such Lender may have. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      Section 11.7 Cross-Collateralization. All Collateral which the Lenders may at any time acquire from the Borrower or Guarantors or from any other source in connection with the Obligations arising under this Agreement and the other Loan Documents shall constitute Collateral for each and every Obligation, without apportionment or designation as to particular Obligations. All Obligations, however and whenever incurred shall be secured by all of the Collateral, however and whenever acquired. The Lenders shall have the right in their sole discretion to determine the order in which the Lenders' rights in or remedies against any Collateral are to be exercised and which type of Collateral or which portions of Collateral are to be proceeding against and the order of application of proceeds of Collateral as against particular Obligations.

      Section 11.8 Governing Law; Jurisdiction.

      (a) This Agreement, the Notes and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of Connecticut without regard to its conflict of laws rules.

      (b) The Borrower hereby irrevocably submits to the jurisdiction of any Connecticut State or United States Federal court sitting in Connecticut over any action or proceeding arising out of or relating to this Agreement, the Notes or the other Loan Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Connecticut State or Federal court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in
Section 11.2. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower further waives any objection to venue in such state and any objection to an action or proceeding in such State on the basis of forum non conveniens. The Borrower further agrees that any action or proceeding brought against the Agent or any Lender shall be brought only in Connecticut State or United States Federal courts sitting in Connecticut.

      (c) Nothing in this Section 11.8 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

      (d) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Person hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Notes and the other Loan Documents.

      (e) THE BORROWER ACKNOWLEDGES AND AGREES THAT THE TRANSACTIONS ARE COMMERCIAL TRANSACTIONS AND IT HEREBY WAIVES ANY RIGHT TO NOTICE AND HEARING AS MAY BE ALLOWED UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR AS OTHERWISE ALLOWED BY ANY STATE OF FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY AND PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SETS FORTH A COPY OF THE WAIVER AND WAIVES ANY CLAIM IN TORT, CONTRACT OR OTHERWISE AGAINST LENDERS' ATTORNEYS WHICH MAY ARISE OUT OF SUCH ISSUANCE OF A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER. FURTHER, TO THE EXTENT ALLOWED UNDER

APPLICABLE LAW, BORROWER HEREBY WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR, DILIGENCE IN COLLECTION, NOTICE OF NONPAYMENT OF ANY NOTE AND ANY AND ALL NOTICES OF A LIKE NATURE. THE BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

      Section 11.9 Entire Agreement; Severability of Provisions.

      (a) This Agreement and the other Loan Documents collectively constitute the entire agreement and understanding between the parties hereto relating to the transactions contemplated by this Agreement and supersede any and all contemporaneous and prior agreements, representations, arrangements and understandings (written or oral, express or implied) relating to the subject matter hereof.

      (b) If any term or provision of any of the Loan Documents or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions thereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

      Section 11.10 Estoppel Certificates. Within fifteen (15) days after the Agent requests the Borrower to do so, the Borrower shall cause its chief financial officer to duly execute and deliver to the Agent a statement certifying (a) that this Agreement, the Notes, and the other Loan Documents to which the Borrower is a party are in full force and effect and have not been modified except as described in said statement, (b) the date to which interest on the Notes has been paid, (c) the unpaid principal balance of the Notes, (d) whether to the Borrower's knowledge a Default or an Event of Default has occurred and is continuing, and if so, describing in reasonable detail each such Default or such Event of Default of which it has knowledge, (e) whether to its knowledge the Borrower has any defense, setoff, or counterclaim to the payment or performance of any of its obligations in accordance with the respective terms of this Agreement, the Notes, and the other Loan Documents, as the case may be, and, if so, describing each defense, setoff, or counterclaim of which it has knowledge in reasonable detail (including where applicable the amount thereof), and (f) as to any other matter reasonably requested by the Agent.

      Section 11.11 Waiver of Jury Trial and Consequential Damages.

      (a) THE BORROWER AND THE LENDERS EACH HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY

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CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR
ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE BORROWER AND THE LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THEM TO THE WAIVER OF
ITS RIGHT TO TRIAL BY JURY. THE BORROWER AND THE LENDERS EACH ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

      (b) NONE OF THE AGENT, ANY LENDER, BORROWER, OR ANY AGENT OR ATTORNEY OF EITHER OF THEM SHALL BE LIABLE TO ANY OF THE OTHERS FOR PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT, OR OTHER WRONG RELATING TO THE ESTABLISHMENT, ADMINISTRATION, OR COLLECTION OF THE OBLIGATIONS RELATING IN ANY WAY TO THIS AGREEMENT, THE NOTES, OR ANY OF THE OTHER LOAN DOCUMENTS, OR THE ACTION OR INACTION OF ANY OF SUCH PERSONS UNDER ANY ONE OR MORE HEREOF OR THEREOF.

      (c) IN THE EVENT THE AGENT SEEKS TO TAKE POSSESSION OF ANY OR ALL OF THE COLLATERAL BY COURT PROCESS OR OTHER METHOD AVAILABLE UNDER THE LAW, BORROWER IRREVOCABLY WAIVES ANY BOND AND ANY SURETY OR SECURITY RELATING THERETO REQUIRED BY ANY STATUTE, COURT RULE OR OTHERWISE AS AN INCIDENT TO SUCH POSSESSION, AND WAIVES ANY DEMAND FOR POSSESSION PRIOR TO THE COMMENCEMENT OF ANY SUIT OR ACTION TO RECOVER WITH RESPECT THERETO. BORROWER FURTHER WAIVES THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS.

      Section 11.12 Replacement of the Note. Upon receipt by the Borrower of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction, or mutilation of any Note, and (a) in the case of loss, theft, or destruction, of indemnity reasonably satisfactory and furnished without cost to the Borrower (provided, if the holder of such Note is a Lender or a bank, insurance company, or other institutional lender, its own unsecured agreement of indemnity shall be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Borrower will execute and deliver in lieu thereof a replacement Note of like tenor.

      Section 11.13 Survival of Representations and Warranties. All representations, warranties, and covenants made by the Borrower in this Agreement or any of the other Loan Documents or in any certificate or other writing delivered by it or on its behalf thereunder shall

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
be considered to have been relied upon by the Agent and each Lender and shall survive the delivery of this Agreement and the other Loan Documents. All statements in any such certificate or other writing shall constitute representations and warranties of the Borrower hereunder.

      Section 11.14 Further Assurances. The Borrower from time to time shall execute and deliver to the Lenders such additional documents and will provide such additional information as the Agent may reasonably require to carry out the terms of this Agreement and to keep the Agent and each Lender informed of the status and affairs of the Borrower.

      Section 11.15 Construction. Each covenant contained in this Agreement shall be construed (absent an express contrary provision therein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

      Section 11.16 Captions. Article and Section titles in the Loan Documents, and any table of contents, are included for convenience only and do not define, limit, or describe the scope of the provisions thereof.

      Section 11.17 Counterparts. This Agreement may be executed and delivered in any number of counterparts. Each counterpart shall constitute an original, but all counterparts together shall constitute but one and the same agreement.

      Section 11.18 Maximum Rate of Interest. All agreements between the Borrower, the Agent and each Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Agent and each Lender for the use or the forbearance of the indebtedness under the Loan Documents exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower, the Agent and each Lender in the execution, delivery and acceptance of this Agreement and the Notes to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Agent or any Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower, the Agent and each Lender.

      Section 11.19 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, subsidiary or affiliate of such Lender. Notwithstanding anything

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
to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 11.19 would, at the time of such transfer, result in increased costs under Section 2.8 or 2.9 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

      Section 11.20 Register. The Borrower hereby designates the Agent to serve as its agent, solely for purposes of this Section 11.20, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations hereunder or under any other Loan Document. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 11.4(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loans, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 11.20 except to the extent resulting from the Agent's gross negligence or willful misconduct.

      Section 11.21 Confidentiality.

      (a) Subject to the provisions of clause (b) of this Section 11.21, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its affiliates, employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be directed to keep such information confidential as provided in this Section 11.21) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished by or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement or any other Loan Document which information is, at the time of its disclosure, confidential and/or proprietary and clearly identified as such in writing, provided, that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 11.21(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to

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
have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect of any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 11.21 and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 11.21.

      (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to the Borrower or the Guarantors (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower and the Guarantors), provided, such Persons shall be subject to the provisions of this Section 11.21 to the same extent as such Lender.

      [SIGNATURE PAGE TO FOLLOW]


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
             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

      WITNESSES:                                BORROWER:

                                                TRANS-LUX CORPORATION
        /s/ Christopher Miller
        ______________________                     /s/ Angela D. Toppi
                                                By:___________________________
        /s/ Cathy Bromberg                             Angela D. Toppi
        ______________________                  Its:  Executive Vice President


                                                AGENT:

        /s/ Christopher Miller                  PEOPLE'S BANK
        ______________________
                                                   /s/ Martin Anderson
                                                By:___________________________
        /s/ Cathy Bromberg                              Martin Anderson
        ______________________                  Its Vice President


                                                LENDERS:

                                                THE BANK OF NEW YORK
        /s/ Christopher Miller
        ______________________
                                                   /s/ J. Scott Bognar
                                                By:___________________________
        /s/ Cathy Bromberg                              J. Scott Bognar
        ______________________                  Its:  Vice President


                                                PEOPLE'S BANK
        /s/ Christopher Miller
        ______________________                     /s/ Martin Anderson
                                                By:___________________________
        /s/ Cathy Bromberg                              Martin Anderson
        ______________________                  Its Vice President




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